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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SAFETY INSURANCE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SAFETY INSURANCE GROUP, INC.
20 Custom House Street, Boston, Massachusetts 02110

April 20, 2011

To Our Shareholders:

        I am pleased to invite you to attend the 2011 Annual Meeting of Shareholders of Safety Insurance Group, Inc., which will be held at 10:00 a.m. on Friday, May 20, 2011, at the Company's headquarters, 20 Custom House Street, Boston, Massachusetts 02110.

        The accompanying Notice of the Annual Meeting of Shareholders and Proxy Statement describe in detail the matters to be acted on at this year's Annual Meeting.

        If you plan to attend the meeting, please bring a form of personal identification with you and, if you are acting as proxy for another shareholder, please bring written confirmation from the shareholder for whom you are acting as proxy.

        Whether or not you expect to attend the meeting, please sign and return the enclosed Proxy Card in the envelope provided. Your cooperation will assure that your shares are voted and will also greatly assist our officers in preparing for the meeting. If you attend the meeting, you may withdraw any proxy previously given and vote your shares in person if you so desire.

Sincerely,

DAVID F. BRUSSARD President, Chief Executive Officer, and Chairman of the Board

SAFETY INSURANCE GROUP, INC.
20 Custom House Street, Boston, Massachusetts 02110

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 20, 2011

April 20, 2011

To Our Shareholders:

        The 2011 Annual Meeting of Shareholders of Safety Insurance Group, Inc. (the "Company") will be held on Friday, May 20, 2011 at 10:00 a.m., local time, at the Company's headquarters, 20 Custom House Street, Boston, Massachusetts 02110. At this meeting, you will be asked to consider and vote upon the following:

    1.
    a proposal to elect two of the Company's directors to Class III with a term ending 2014;

    2.
    to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2011;

    3.
    a proposal to approve the material terms of the 2002 Management Omnibus Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

    4.
    a proposal to approve the material terms of the Annual Performance Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

    5.
    to provide an advisory vote on the compensation of the named executive officers as disclosed in this Proxy Statement;

    6.
    to provide an advisory vote on the frequency of future advisory votes on the compensation of the named executive officers; and

    7.
    the transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        The Board of Directors has fixed April 1, 2011 as the Record Date for determining the shareholders of the Company entitled to notice of and to vote at the 2011 Annual Meeting and any adjournment thereof. The Company's 2011 Annual Report to Shareholders is enclosed with the mailing of this Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card.

        We urge you to attend and to participate at the meeting, no matter how many shares you own. Even if you do not expect to attend the meeting personally, we urge you to please vote, and then sign, date and return the enclosed Proxy Card in the postpaid envelope provided.

By Order of the Board of Directors,

WILLIAM J. BEGLEY, JR. Vice President, Chief Financial Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials for
Our Annual Meeting of Shareholders to Be Held on May 20, 2011

The accompanying Proxy Statement and our 2010 Annual Report to Our Shareholders are available for viewing, printing and downloading at http://materials.proxyvote.com/78648T.

SAFETY INSURANCE GROUP, INC.
20 Custom House Street, Boston, Massachusetts 02110

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 20, 2011

 GENERAL INFORMATION

        This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Safety Insurance Group, Inc. (the "Company") for the 2011 Annual Meeting of Shareholders to be held on May 20, 2011 at 10:00 a.m. at the Company's headquarters located at 20 Custom House Street, Boston, Massachusetts 02110 (the "2011 Annual Meeting").

        The record date for determining shareholders entitled to vote at the 2011 Annual Meeting has been fixed at the close of business on April 1, 2011 (the "Record Date"). As of the Record Date, 15,181,062 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), were outstanding and entitled to be voted. Every shareholder will be entitled to one vote for each share of Common Stock recorded in his or her name on the Company's books as of the Record Date. The Company mailed this Proxy Statement and the related form of proxy (the "Proxy") on or about April 20, 2011.

        With respect to Proposal 1, Election of the Company's Directors, the shares of Common Stock represented by the enclosed Proxy will be voted as directed by the shareholder or, in the absence of such direction, in favor of the election of the nominees for director designated herein. So long as a quorum (a majority of issued and outstanding shares of Common Stock entitled to vote at the 2011 Annual Meeting) is present at the 2011 Annual Meeting either in person or by proxy, a plurality of the votes properly cast is required to elect the directors. Votes withheld from a director nominee, abstentions and broker non-votes (when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred from exercising discretionary authority to vote on the matter, which the broker indicates on the Proxy Card) will be treated as present at the 2011 Annual Meeting for the purpose of determining a quorum but will not be counted as votes cast. Please note that Brokers may not vote your shares on Proposals 1, 3, 4, 5 or 6 without your specific instructions. Please be sure to give specific voting instructions to your broker, so that your vote can be counted.

        With respect to Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm, an affirmative vote of a majority of the shares present or represented and entitled to vote on such proposal is required for approval. Abstentions are included in the number of shares present or represented and entitled to vote on the proposal and therefore have the practical effect of a vote against the proposal.

        With respect to Proposal 3 and Proposal 4, for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, approval of the material terms of the 2002 Management Omnibus Incentive Plan and the Annual Performance Incentive Plan requires a majority of the votes cast to be in favor of approval. Under Delaware law, approval requires an affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will count as votes against the proposal and broker non-votes will have no effect.

        With respect to Proposal 5, Advisory Vote on Executive Compensation, an affirmative vote of a majority of the shares present or represented and entitled to vote on such proposal is required for approval (on a non-binding, advisory basis). Abstentions are included in the number of shares present or represented and entitled to vote on the proposal and therefore have the practical effect of a vote against the proposal. Your vote is advisory and will not be binding upon the Company or the Board of Directors. However, the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

        With respect to Proposal 6, Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation, the frequency of every year, every two years, or every three years that receives the greatest number of votes present or represented and entitled to vote on such proposal will be the frequency for the advisory vote on executive compensation that has been recommended by our shareholders. Abstentions and broker non-votes will have no effect. Your vote is advisory and will not be binding upon the Company or the Board of Directors. However, the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

        The enclosed Proxy confers discretionary authority with respect to any other proposals that may properly be brought before the 2011 Annual Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the 2011 Annual Meeting. If any other matters properly come before the 2011 Annual Meeting, however, the Proxies solicited hereby will be voted in accordance with the recommendation of the Board.

        Any shareholder giving a Proxy may revoke it at any time before it is exercised by delivering written notice thereof to the Secretary. Any shareholder attending the 2011 Annual Meeting may vote in person whether or not the shareholder has previously filed a Proxy. Presence at the 2011 Annual Meeting by a shareholder who has signed a Proxy, however, does not in itself revoke the Proxy. The enclosed Proxy is being solicited by the Board. The cost of soliciting Proxies will be borne by the Company, and will consist primarily of preparing and mailing the Proxies and Proxy Statements. The Company will also request persons, firms and corporations holding shares of Common Stock in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this Proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

        The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2010, including financial statements and the report of the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, thereon, accompanies this Proxy Statement. The Annual Report to Shareholders is neither a part of this Proxy Statement nor incorporated herein by reference.

PROPOSAL 1

ELECTION OF THE COMPANY'S DIRECTORS

        The Board has five members and consists of three classes. Each class serves three years, with terms of office of the respective classes expiring in successive years.

        Each of the two Directors whose term expires at this year's 2011 Annual Meeting, David F. Brussard and A. Richard Caputo, Jr., have been nominated for re-election to a three-year term ending at the 2014 Annual Meeting of Shareholders and until a successor, if any, is elected and duly qualified. The remaining three directors will continue to serve in accordance with their terms. THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 1 WHICH CALLS FOR THE ELECTION OF THE 2011 NOMINEES.

Name	Age **	Director since
Class III—Term ending in 2014 *
David F. Brussard, Chairman of the Board (4)	59	2001
A. Richard Caputo, Jr. (4C)	45	2001
Class II—Term ending in 2013
Frederic H. Lindeberg (1)(2)(3C)	70	2004
Class I—Term ending in 2012
Peter J. Manning (1C)(2)(3)	72	2003
David K. McKown (1)(2C)(3)	73	2002

*
Nominated at the 2011 Annual Meeting to a term ending in 2014.

**
As of April 1, 2011.

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Governance Committee.

(4)
Member of the Investment Committee.

(C)
Chairman of the Committee referenced.

        The following information with respect to the principal occupation, business experience, recent business activities involving the Company and other affiliations of the nominees and directors has been furnished to the Company by the nominees and directors.

Nominees for Director

        David F. Brussard was appointed Chairman of the Board in March 2004 and President and Chief Executive Officer ("CEO") in June 2001. Mr. Brussard has served as a Director of the Company since October 2001. Since January 1999, Mr. Brussard has been the CEO and President of our insurance subsidiaries. Previously, Mr. Brussard served as Executive Vice President of our insurance subsidiaries from 1985 to 1999 and as Chief Financial Officer and Treasurer of our insurance subsidiaries from 1979 to 1999. Mr. Brussard has been employed by one or more of our subsidiaries for over 35 years.

        Mr. Brussard is Chairman of the Governing Committee and a member of the Budget Committee, Executive Committee and Nominating Committee of the Automobile Insurers Bureau of Massachusetts. Mr. Brussard is also on the Board of Trustees of the Insurance Library Association of Boston. Based upon Mr. Brussard's significant experience with the insurance industry and his leadership roles in the Company and our insurance subsidiaries since inception, as well as his understanding of the financial, regulatory, corporate governance and other matters affecting public companies, we believe that Mr. Brussard is qualified to serve as Chairman of our Board.

        A. Richard Caputo, Jr. has served as a director of the Company since June 2001. Mr. Caputo is a Partner and Managing Principal of The Jordan Company, a private investment firm, which he has been with since 1990. Mr. Caputo is also a director of TAL International Group, Inc., Universal Technical Institute, Inc. and various privately held companies. Mr. Caputo's professional experience with The Jordan Company, L.P. and its affiliated entities for over 20 years, as well as his particular knowledge of capital markets, corporate finance, and strategic planning, enables him to provide valuable insight and advice regarding investing decisions and other matters of import to the Company, and we believe qualify him to serve on our Board and to chair our Investment Committee.

Directors Continuing in Office

        Frederic H. Lindeberg has served as a director of the Company since August 2004. Mr. Lindeberg has had a consulting practice providing taxation, management and investment counsel since 1991, focusing on finance, real estate, manufacturing and retail industries. Mr. Lindeberg retired in 1991 as Partner-In-Charge of various KPMG tax offices, after 24 years of service where he provided both accounting and tax counsel to various clients. Mr. Lindeberg is an attorney and certified public accountant. Mr. Lindeberg was formerly an adjunct professor at Penn State Graduate School of Business. Mr. Lindeberg is currently a director of TAL International Group, Inc. We believe that Mr. Lindeberg's particular knowledge and experience in a variety of areas, including financial, regulatory, corporate governance and other matters affecting public companies, qualify him to serve on our Board and as Chairman of the Nominating and Governance Committee.

        Peter J. Manning has served as a director of the Company since September 2003. Mr. Manning retired in 2003 as Vice Chairman, Strategic Business Development of FleetBoston Financial after 31 years with FleetBoston Financial Corporation (formerly BankBoston) where he also held the positions of Comptroller and Executive Vice President and Chief Financial Officer. Mr. Manning started his career with Coopers & Lybrand in 1962 prior to his 1972 employment with BankBoston. He currently is a director of Thermo Fisher Scientific, the non-profit Catholic Schools Foundation, the Hyde Park Savings Bank and the Lahey Clinic. Mr. Manning qualifies as an "Audit Committee Financial Expert" as defined by the U.S. Securities and Exchange Committee rules. We believe that Mr. Manning's many years of experience in finance and accounting in the banking industry provide him with the necessary qualifications to be a director of the Company and Chairman of our Audit Committee.

        David K. McKown has served as a director of the Company since November 2002. Mr. McKown has been a Senior Advisor to Eaton Vance Management since 2000, focusing on business origination in real estate and asset-based loans. Mr. McKown retired in March 2000 having served as a Group Executive with BankBoston since 1993, where he focused on acquisitions and high-yield bank debt financings. Mr. McKown has been in the banking industry for 51 years, worked for BankBoston for over 32 years and had previously been the head of BankBoston's real estate department, corporate finance department, and a managing director of BankBoston's private equity unit. Mr. McKown is currently a director of Global Partners L.P., Newcastle Investment Corp., and various privately held companies. We believe that Mr. McKown's extensive accounting, financial structuring, legal and negotiation skills acquired during his many years in the banking industry provide him with the necessary skills to be a director of the Company and Chairman of our Compensation Committee.

Certain Information Regarding the Board of Directors

Meetings of the Board of Directors

        During 2010, the following meetings of the Board were held: five meetings of the Board, four meetings of the Audit Committee, three meetings of the Compensation Committee, two meetings of the Nominating and Governance Committee and four meetings of the Investment Committee. All of the incumbent Directors attended at least 75% of the Board and committee meetings held while they were members during 2010.

Board Leadership Structure

        The positions of Chairman of the Board and Chief Executive Officer are held by Mr. Brussard. In these roles, Mr. Brussard has general charge, supervision, and control of the business and affairs of the Company, and is responsible generally for assuring that policy decisions of the Board are implemented as adopted. As the Chairman of the Board, Mr. Brussard provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. We believe this Board leadership structure is appropriate for the Company, in that the combined role of Chairman of the Board and Chief Executive Officer promotes unified leadership and direction, allowing for a single, clear focus for management to execute the Company's strategy and business plan while contributing to a more efficient and effective Board. The Board also believes that the Company's strong performance under Mr. Brussard, especially in light of recent industry challenges, demonstrates the effectiveness of its leadership approach.

Risk Oversight

        The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Board regularly reviews information regarding the Company's strategic, financial and operational risks. The Company's Compensation Committee oversees the management of risks relating to the Company's compensation policies and practices. The Audit Committee oversees the management of risks associated with accounting, auditing, financial reporting and internal controls over financial reporting. The Audit Committee is responsible for reviewing and discussing the guidelines and policies governing the process by which senior management and the internal auditing department assess and manage the Company's exposure to risk, as well as the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board of Directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Independent Directors

        The Board has determined that Frederic H. Lindeberg, Peter J. Manning, David K. McKown, and A. Richard Caputo, Jr. are "independent directors" as determined pursuant to the Marketplace Rules promulgated by the National Association of Securities Dealers, Inc. (the "NASDAQ Marketplace Rules") and the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC").

Board Committees

        The Audit Committee is comprised of Peter J. Manning (Chairman), Frederic H. Lindeberg, and David K. McKown (the "Audit Committee"). The Board has determined that Peter J. Manning is an "Audit Committee Financial Expert" as established by the rules and regulations of the SEC. For information regarding the functions performed by the Audit Committee, please refer to the "Report of the Audit Committee" included in this Proxy Statement, as well as the Charter of the Audit Committee, attached hereto in Appendix A to this Proxy Statement.

        The Compensation Committee is comprised of David K. McKown (Chairman), Frederic H. Lindeberg, and Peter J. Manning (the "Compensation Committee"). For information regarding the functions performed by the Compensation Committee, please refer to the "Compensation Discussion and Analysis" and the "Compensation Committee Report" included in this Proxy Statement, as well as the Charter of the Compensation Committee, attached hereto in Appendix B to this Proxy Statement.

        The Nominating and Governance Committee is comprised of Frederic H. Lindeberg (Chairman), Peter J. Manning, and David K. McKown (the "Nominating and Governance Committee"). For information regarding the functions performed by the Nominating and Governance Committee, please refer to the Charter of the Nominating and Governance Committee, attached hereto in Appendix C to this Proxy Statement.

        The Investment Committee is comprised of A. Richard Caputo, Jr. (Chairman), David F. Brussard and William J. Begley, Jr., the Company's Chief Financial Officer (the "Investment Committee"). The Investment Committee reviews and evaluates, as may be appropriate, information relating to the Company's invested assets and its investment policies, strategies, objectives and activities.

Nominating and Governance Committee Policies

        Pursuant to the Charter of the Nominating and Governance Committee, attached hereto in Appendix C to this Proxy Statement, the Nominating and Governance Committee has developed the following policies and procedures related to the nomination process for directors of the Company and the means by which shareholders may communicate with the Board.

Shareholder Recommendations for Director-Nominees

        The Nominating and Governance Committee will consider recommendations from shareholders as to candidates to be nominated for election to the Board. A shareholder wishing to submit such a recommendation should send a letter to the Secretary of the Company at Safety Insurance Group, Inc., 20 Custom House Street, Boston, Massachusetts 02110, who will forward such recommendations to the Chairman of the Nominating and Governance Committee. Recommendations must be in writing and should include the candidate's name and qualifications for Board membership. This policy is not intended to replace the provisions in the Company's bylaws related to shareholder nominations for director, but rather addresses the Nominating and Governance Committee's position on recommendations from shareholders for potential director-nominees. Shareholders wishing to nominate persons for director must comply with the Company's bylaws and any applicable rules of the SEC.

Director-Nominee Evaluation Process

        The Nominating and Governance Committee intends to utilize a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee will regularly assess the appropriate size of the Board, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies arise, the Nominating and Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, shareholders, or other persons. In evaluating candidates, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience, and capability on the Board.

Shareholder Communications to the Board

        Shareholders may communicate directly with any member of the Board or the entire Board by sending correspondence to the Office of Investor Relations, Safety Insurance Group, Inc., 20 Custom House Street, Boston Massachusetts 02110, or emailing InvestorRelations@SafetyInsurance.com. Any such correspondence must contain a clear notation indicating that it is a "Shareholder-Director Communication," and must indicate whether the intended recipients are all members of the Board or certain specified individual directors. The Office of Investor Relations will make copies of all such correspondence and circulate them to the appropriate director or directors.

Director Attendance at Annual Meetings

        Directors are encouraged but not required to attend the Company's Annual Meetings. One director attended last year's Annual Meeting.

Minimum Qualifications for Directors

        In addition to the preceding policies and procedures adopted by the Nominating and Governance Committee, at the direction of the Board, the Board and Nominating and Governance Committee continue to evaluate their position on establishing minimum qualifications for directors. The Board seeks members with diverse business and professional backgrounds and outstanding integrity, judgment, and such other skills and experiences as will enhance the Board's ability to best serve the interest of the Company. Although the Board does not have a formal diversity policy, among the matters reviewed are the candidate's integrity, maturity and judgment, experience, collegiality, expertise, diversity, commitment and independence. The Board has not approved any criteria for nominees for director and believes that establishing such criteria is best left to an evaluation of the needs of the Company at the time the nomination is to be considered. Similarly, the Nominating and Governance Committee has not identified specific, minimum qualifications for director nominees or any specific qualities or skills that it believes are necessary for one or more of our directors to possess.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011

        The Audit Committee of the Board selected PricewaterhouseCoopers LLP ("PwC") to continue as the Company's independent registered public accounting firm for 2011. PwC is the Company's independent registered public accounting firm for the most recently completed fiscal year ended December 31, 2010. A representative of PwC is expected to be present at the 2011 Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

        Ratification of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote. THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2 WHICH CALLS FOR THE RATIFICATION OF THE APPOINTMENT OF PWC.

        If our shareholders do not ratify the selection of PwC, the appointment of the independent registered public accounting firm will be reconsidered by our Audit Committee. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders.

Audit Fees Billed for Services Performed Related to 2010 and 2009 Services

Audit Fees

        Aggregate fees billed were $803,600 and $784,000 for 2010 and 2009, respectively. The fees in this category are for professional services rendered in connection with the audits of the Company's annual financial statements, including the Company's internal control over financial reporting, set forth in the Company's Annual Report on Form 10-K, the review of the Company's quarterly financial statements set forth in its Quarterly Reports on Form 10-Q, and the performance of other services that generally only the Company's independent registered public accounting firm can provide, such as consents.

Audit-Related Fees

        Aggregate fees billed were $31,775 and $35,142 for 2010 and 2009, respectively. The 2010 fees in this category were for professional services rendered in connection with the annual employee benefit plan audit. The 2009 fees in this category were for professional services rendered in connection with the annual employee benefit plan audit and assistance with the routine examination of the Company by the Massachusetts Division of Insurance.

Tax Fees

        Aggregate fees billed were $43,500 and $42,000 for 2010 and 2009, respectively. The fees in this category were for professional services rendered in connection with tax compliance and tax consulting services.

All Other Fees

        Aggregate fees billed were $1,500 for both 2010 and 2009. The 2010 and 2009 fees in his category were for the Company's licensing of PwC proprietary research tools.

        The Audit Committee has considered and determined that the provision of non-audit services provided in 2010 and 2009 are compatible with maintaining PwC's independence.

Audit Committee's Pre-Approval Policies and Procedures

        Our Audit Committee has established a policy that all audit and permissible non-audit services provided by the independent auditors will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company's auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. During fiscal years 2010 and 2009, all audit services and all non-audit services provided to the Company by PwC were pre-approved in accordance with the Audit Committee's pre-approval policies and procedures described above.

 PROPOSAL 3

APPROVAL OF THE MATERIAL TERMS OF THE
2002 MANAGEMENT OMNIBUS INCENTIVE PLAN

        The Board recommends that shareholders approve the material terms of the Company's 2002 Management Omnibus Incentive Plan, as amended (the "Omnibus Incentive Plan").

Description of the Proposal

        We are asking shareholders to approve the material terms of the Omnibus Incentive Plan so that future awards under the Omnibus Incentive Plan may qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code imposes a limit of $1,000,000 on the amount a publicly-traded company may deduct in any one year for compensation paid to each of its principal executive officer and its other three most highly-paid executive officers other than its principal financial officer. Compensation that qualifies as "performance-based compensation" is not subject to this limit. For awards under the Omnibus Incentive Plan to qualify as performance-based compensation, among other requirements, shareholders must approve, every five years, the material terms of the Omnibus Incentive Plan. The material terms were last approved by shareholders at the 2006 Annual Meeting of Shareholders.

        The material terms of the Omnibus Incentive Plan being submitted for shareholder approval for purposes of Section 162(m) of the Internal Revenue Code include (i) the employees eligible to receive awards under the Omnibus Incentive Plan, (ii) a description of the business criteria on which the performance goals may be based, and (iii) the maximum amount of compensation that may be paid under the Omnibus Incentive Plan to any employee in any calendar year. This information, as well as other information regarding the Omnibus Incentive Plan, is provided below.

Description of the Omnibus Incentive Plan

        The following description of the Omnibus Incentive Plan is qualified in its entirety by reference to the text of the Omnibus Incentive Plan, a copy of which is attached as Appendix D hereto.

History of the Omnibus Incentive Plan

        The Omnibus Incentive Plan first became effective on June 25, 2002. The Omnibus Incentive Plan was amended on May 19, 2006 to (i) increase the number of shares of Common Stock available for issuance by 1,250,000 shares, (ii) remove obsolete provisions, and (iii) make other non-material changes. Shareholders approved the Omnibus Incentive Plan, as amended, at the 2006 Annual Meeting of Shareholders. The Omnibus Incentive Plan was further amended on December 31, 2008 to comply with Section 409A of the Internal Revenue Code, and on August 4, 2010 to permit granting of awards with limited exceptions to the transfer restrictions otherwise applicable to awards.

Purpose of the Omnibus Incentive Plan

        The objectives of the Omnibus Incentive Plan are to:

  •
  optimize the profitability and growth of the Company through incentives that are consistent with the Company's goals and that link the personal interests of participants to those of the Company's shareholders;

  •
  provide participants with an incentive for excellence in individual performance;

  •
  promote teamwork among participants; and

  •
  provide flexibility to the Company in its ability to motivate, attract and retain the services of participants who make significant contributions to the Company's success and to allow such individuals to share in the success of the Company.

Duration of the Omnibus Incentive Plan

        The Omnibus Incentive Plan will remain in effect until all shares subject to it have been purchased or acquired.

Amendment and Termination

        The Board may, at any time and from time to time, alter, amend, suspend or terminate the Omnibus Incentive Plan or any award granted thereunder in whole or in part, provided that no amendment that would require shareholder approval in order for the Omnibus Incentive Plan to continue to comply with any applicable tax or securities laws or the rules of any securities exchange on which shares of the Company are listed will be effective unless the amendment is approved by shareholders.

Administration of the Omnibus Incentive Plan

        The Omnibus Incentive Plan is administered by the Compensation Committee of the Board or such other committee appointed by the Board (the "Committee"). The Committee selects the individuals to whom awards will be made, the type of awards, and the amount, size and terms of awards. The Committee makes all other determinations necessary or advisable for the administration of the Omnibus Incentive Plan, including interpreting the Omnibus Incentive Plan and any award agreements under the Omnibus Incentive Plan. The Committee may delegate its authority under the Omnibus Incentive Plan as permitted by law.

Shares Subject to the Omnibus Incentive Plan

        A total of 2,500,000 shares of Common Stock has been authorized for issuance under the Omnibus Incentive Plan.

        Shares underlying lapsed or forfeited restricted stock awards are not treated as having been issued under the Omnibus Incentive Plan. Shares withheld from a restricted stock award to satisfy tax withholding obligations are counted as shares issued under the Omnibus Incentive Plan. Shares that are potentially deliverable under an award that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of shares are not treated as having been issued under the Omnibus Incentive Plan. Shares that are withheld to satisfy the exercise price of a stock option or tax withholding obligations related to a stock option or stock appreciation right are not treated as having been issued under the Omnibus Incentive Plan.

        In the event of any change in corporate capitalization, such as a stock split or a stock dividend, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company, an adjustment shall be made to the number and kind of shares of Common Stock that may be issued under the Omnibus Incentive Plan, including the individual annual grant limits for Section 162(m), and the number, kind and/or price of shares of Common Stock subject to outstanding awards under the Omnibus Incentive Plan, as the Committee deems appropriate and equitable to prevent dilution or enlargement of participants' rights. The number of shares subject to any adjusted award will always be rounded to the nearest whole number, with 1/2 of a share rounded up to the next whole number.

Eligibility and Participation

        Eligible participants include all employees, directors and consultants of the Company and its affiliates, as determined by the Committee. The approximate number of individuals who are currently eligible to participate under the Omnibus Incentive Plan is 100.

Awards under the Omnibus Incentive Plan

        Awards under the Omnibus Incentive Plan may be made in the form of stock options, stock appreciation rights ("SARs") and restricted stock.

Individual Annual Grant Limits

        For purposes of Section 162(m) of the Internal Revenue Code, (i) the maximum number of shares with respect to which stock options or SARs may be granted in any calendar year to any participant shall not exceed 1,250,000 shares; and (ii) the maximum number of shares of restricted stock intended to qualify as performance-based compensation that may be granted in any calendar year to any participant shall not exceed 1,250,000 shares.

Types of Awards

        Following is a general description of the types of awards that may be granted under the Omnibus Incentive Plan. Terms and conditions of awards will be determined on a grant-by-grant basis by the Committee, subject to limitations contained in the Omnibus Incentive Plan.

        Stock Options.    The Committee may grant incentive stock options ("ISOs"), nonqualified stock options ("NQSOs") or a combination thereof under the Omnibus Incentive Plan. The exercise price for each such award shall be at least equal to 100% of the fair market value of a share of Common Stock on the date of grant (110% of fair market value in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of the Company or any subsidiary). Options shall expire at such times and shall have such other terms and conditions as the Committee may determine at the time of grant; provided, however, that no option may be exercisable later than the tenth anniversary of its grant (fifth anniversary in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of the Company or any subsidiary).

        The exercise price of options granted under the Omnibus Incentive Plan may be paid in cash; if permitted by the Committee, by tendering previously acquired shares of Common Stock having a fair market value equal to the exercise price; through broker-assisted cashless exercise; or any other means permitted by the Committee consistent with applicable law.

        Stock Appreciation Rights.    SARs granted under the Omnibus Incentive Plan may be in the form of freestanding SARs, tandem SARs or a combination thereof. The grant price of a freestanding SAR shall be equal to the fair market value of a share of Common Stock on the date of grant. The grant price of a tandem SAR shall be equal to the exercise price of the related option.

        Freestanding SARs may be exercised upon such terms and conditions as are imposed by the Committee and set forth in the SAR award agreement. Tandem SARs may be exercised only with respect to the shares of Common Stock for which its related option is exercisable.

        Upon exercise of a SAR, a participant will receive the product of the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price multiplied by the number of shares with respect to which the SAR is exercised, subject to satisfaction of applicable tax withholding. Payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination of cash and shares, as determined by the Committee.

        Restricted Stock.    Restricted stock may be granted in such amounts and subject to such terms and conditions as determined by the Committee, including time-based and performance-based vesting restrictions. The Committee may establish performance measures, as described below, for restricted stock awards.

        Participants holding restricted stock may exercise full voting rights with respect to those shares during the period of restriction and, subject to the Committee's right to determine otherwise and as set forth in the award agreement, will receive regular dividends.

Performance Measures

        The Committee may specify that the attainment of the general performance measures set forth below will determine the degree of vesting and/or payout with respect to awards that the Committee intends will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The performance goals to be used for such awards will be chosen from among the following performance measure(s): earnings per share, economic value added, market share (actual or targeted growth), net income (before or after taxes), operating income, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), gross or net underwriting results, revenue (actual or targeted growth), share price, stock price growth and total shareholder return. Awards that are not intended to qualify as performance-based compensation may be based on these or such other performance measures as the Committee may determine. The Committee has discretion to adjust the determination of the degree of attainment of the pre-established performance goals. However, awards that are designed to qualify as performance-based compensation and which are held by a covered employee may not be adjusted upward. A "covered employee" means a person specified in Section 162(m) of the Internal Revenue Code—generally the principal executive officer and the next three most highly-compensated officers other than the principal financial officer.

Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events

        The Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Omnibus Incentive Plan. No such adjustment will be authorized to the extent it would cause the Omnibus Incentive Plan not to meet the requirements, if applicable, of Section 162(m) of the Internal Revenue Code.

Termination of Employment or Service

        Each award agreement will set forth the participant's rights with respect to each award following termination of employment or service. However, unless an award agreement provides otherwise, the following default termination provisions will automatically apply: (i) if the termination of employment or service is by the Company for cause, by a nonemployee director or consultant for any reason, or by an employee without good reason, all options and SARs will expire and all unvested shares of restricted stock will be forfeited upon the date of termination of employment or service; (ii) if the participant is an employee and the termination of employment is by the participant for good reason, all options and SARs may be exercised for a period of 3 months after the participant's date of termination and all unvested shares of restricted stock will be forfeited; (iii) if the termination of employment or service is a result of the participant's death or disability, all options and SARs may be exercised for a period of 12 months after the participant's date of termination and all unvested shares of restricted stock will vest; and (iv) if the termination of employment or service is by the Company for any reason other than cause or the participant's disability, all options and SARs may be exercised for a period of 3 months after the participant's date of termination of employment or service and all unvested shares of restricted stock which were not granted during the year in which such termination of employment or service occurs shall vest (any shares of restricted stock granted during the year of termination of employment or service will be forfeited).

Change in Control

        Upon a change in control, as defined below, all stock options and SARs outstanding at the time of the change in control will become exercisable in full immediately prior to the change of control and any restriction periods and restrictions imposed on restricted stock awards will lapse. For purposes of the Omnibus Incentive Plan, the term "change in control" is defined, in general terms, to include the closing of (i) a merger, combination, consolidation or similar business transaction involving the Company after which our shareholders cease to own a majority of the surviving entity, directly or indirectly, (ii) a sale or transfer of all or substantially all of our assets, other than to an entity the majority of which is owned by our shareholders or (iii) a sale of a majority of the Company's Common Shares, other than to an entity the majority of which is owned by our shareholders.

Tax Withholding

        The Company may deduct or withhold, or require a participant to remit, an amount sufficient to satisfy federal, state, and/or local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Omnibus Incentive Plan. The withholding requirement may be satisfied, in whole or in part, by having the Company withhold shares having a fair market value equal to the minimum statutory total tax which could be imposed on the transaction.

Award Information

        It is not possible at this time to determine awards that will be made in the future pursuant to the Omnibus Incentive Plan. The total number of options that have been granted under the Omnibus Incentive Plan in the past are set forth in the following table. On April 15, 2011, the market value of a share of Common Stock, to which the options relate, was $47.49.

Name and Position	Number of Securities Underlying Options Granted
David F. Brussard, President, CEO and Chairman of the Board	290,575
William J. Begley, Jr., Vice President, CFO and Secretary	67,350
Daniel D. Loranger, Vice President	113,525
Edward N. Patrick, Jr., Vice President	67,350
George M. Murphy, Vice President	20,000
All current executive officers as a group	617,620
All current directors who are not executive officers as a group	30,000
Each nominee for election as a director:
David F. Brussard	290,575
A. Richard Caputo, Jr.	—
Each associate of such persons	—
Each other person who received 5% of such options	—
All employees, including all current officers who are not executive officers, as a group	331,525

Federal Income Tax Consequences

        The following is a brief description of the principal federal income tax consequences relating to options awarded under the Omnibus Incentive Plan. This summary is based on the Company's understanding of present federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

Consequences to the Optionholder

        Grant.    There are no federal income tax consequences to the optionholder solely by reason of the grant of ISOs or NQSOs under the Omnibus Incentive Plan.

        Exercise.    The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the optionholder generally must exercise the ISO no later than three months following the termination of the optionholder's employment with the Company, with certain exceptions. However, such exercise may give rise to alternative minimum tax liability (see "Alternative Minimum Tax" below).

        Upon the exercise of an NQSO, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the amount paid therefor by the optionholder as the exercise price. The ordinary income, if any, recognized in connection with the exercise by an optionholder of an NQSO will be subject to both wage and employment tax withholding if the optionholder is an employee.

        The optionholder's tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of an NQSO, the amount of ordinary income, if any, recognized by the optionholder upon exercise thereof.

        Qualifying Disposition.    If an optionholder disposes of shares of Common Stock acquired upon exercise of an ISO, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the optionholder pursuant to the exercise of the ISO, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder's adjusted basis in such shares (generally the option exercise price).

        Disqualifying Disposition.    With limited exceptions, if the optionholder disposes of shares of Common Stock acquired upon the exercise of an ISO within two years from the date on which the ISO was granted or within one year after the transfer of shares to the optionholder pursuant to the exercise of the ISO, at the time of disposition the optionholder will generally recognize ordinary income equal to the lesser of (i) the excess of each such share's fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder's actual gain, which is equal to the excess, if any, of the amount realized on the disposition over the exercise price paid by the optionholder. If the total amount realized in the disposition exceeds the fair market value of the shares of Common Stock on the date of exercise, the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition, the loss will be a capital loss. Any capital gain or loss will be short-term or long-term depending on whether the shares of Common Stock were held for more than one year.

        Other Disposition.    If an optionholder disposes of shares of Common Stock acquired upon exercise of an NQSO, the optionholder will recognize capital gain or loss in an amount equal to the difference between the optionholder's basis in the shares sold and the total amount realized upon disposition. Any such capital gain or loss will be short-term or long-term depending on whether the shares of Common Stock were held for more than one year.

        Alternative Minimum Tax.    With limited exceptions, for alternative minimum tax ("AMT") purposes, the spread upon exercise of an ISO (but not an NQSO) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of Common Stock at such time for subsequent AMT purposes.

Consequences to the Company

        There are no federal income tax consequences to the Company by reason of the grant of ISOs or NQSOs or the exercise of an ISO, unless the exercise results in a disqualifying dispositions.

        At the time the optionholder recognizes ordinary income from the exercise of an NQSO, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that the Company satisfies its tax reporting obligations. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an ISO, the Company will be entitled to a corresponding deduction in the year in which the disposition occurs.

        The Company will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of an NQSO or upon a disqualifying disposition of an ISO. The Company will be required to withhold income and employment taxes (and pay the employer's share of employment taxes) with respect to ordinary income recognized by the employee optionholder upon the exercise of an NQSO, but not upon a disqualifying disposition of an ISO.

Other Tax Consequences

        The foregoing discussion is not a complete description of the federal income tax aspects of options granted under the Omnibus Incentive Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

PROPOSAL 4

APPROVAL OF THE MATERIAL TERMS OF
THE ANNUAL PERFORMANCE INCENTIVE PLAN

        The Board recommends that shareholders approve the material terms of the Company's Annual Performance Incentive Plan, as amended.

Description of the Proposal

        We are asking shareholders to approve the material terms of the Annual Performance Incentive Plan so that future awards under the Annual Performance Incentive Plan may qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code imposes a limit of $1,000,000 on the amount a publicly-traded company may deduct in any one year for compensation paid to each of its principal executive officer and its other three most highly-paid executive officers other than its principal financial officer. Compensation that qualifies as "performance-based compensation" is not subject to this limit. For awards under the Annual Performance Incentive Plan to qualify as performance-based compensation, among other requirements, shareholders must approve, every five years, the material terms of the Annual Performance Incentive Plan. The material terms of the Annual Performance Incentive Plan were last approved by shareholders at the 2006 Annual Meeting of Shareholders.

        The material terms of the Annual Performance Incentive Plan being submitted for shareholder approval for purposes of Section 162(m) of the Internal Revenue Code include (i) the employees eligible to receive awards under the Annual Performance Incentive Plan, (ii) a description of the business criteria on which the performance goals may be based, and (iii) the maximum amount of compensation that may be paid under the Annual Performance Incentive Plan to any employee in any calendar year. This information is provided in the description of the Annual Performance Incentive Plan below.

Description of the Annual Performance Incentive Plan

        The following description of the Annual Performance Incentive Plan is qualified in its entirety by reference to the text of the Annual Performance Incentive Plan, a copy of which is attached as Appendix E hereto.

History of the Annual Performance Incentive Plan

        The Annual Performance Incentive Plan was approved by our Board on March 10, 2006, subject to shareholder approval at the 2006 Annual Meeting of Shareholders. The Annual Performance Incentive Plan was approved by shareholders at the 2006 Annual Meeting of Shareholders. The Annual Performance Incentive Plan was amended on December 31, 2008 to comply with Section 409A of the Internal Revenue Code.

Purpose of the Annual Performance Incentive Plan

        The purpose of the Annual Performance Incentive Plan is to provide designated key employees of the Company with meaningful financial rewards for the accomplishment of financial and strategic objectives of the Company. Awards payable under the Annual Performance Incentive Plan are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and regulations promulgated thereunder.

Administration of the Annual Performance Incentive Plan

        The Annual Performance Incentive Plan will be administered by the Compensation Committee of the Board (the "Committee"). The Committee will select the individuals to whom awards will be made, designate the performance period, establish the performance objectives for any performance period, and certify whether such performance objectives have been achieved. Any determination made or action taken by the Committee arising out of or in connection with the construction, administration and interpretation of the Annual Performance Incentive Plan will, to the fullest extent permitted by law, be within the Committee's absolute discretion and will be conclusive and binding on all persons, including the Company, its subsidiaries, its shareholders, the participants and their estates and beneficiaries.

Termination and Amendment of the Annual Performance Incentive Plan

        The Annual Performance Incentive Plan will remain in effect until such time as it is terminated by the Board. The Board or the Committee may at any time amend, suspend, discontinue or terminate the Annual Performance Incentive Plan. However, no such action will be effective without approval by the Company's shareholders to the extent necessary to continue to qualify the amounts payable to participants as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Eligibility and Participation

        Eligibility under the Annual Performance Incentive Plan is limited to "covered employees" (as such term is defined in Section 162(m) of the Internal Revenue Code—generally the principal executive officer and the next three most highly-compensated officers other than the principal financial officer) and other executive officers designated by the Committee, in its sole and absolute discretion. Members of the Board who are not employees of the Company shall not be eligible to participate in the Plan. The approximate number of individuals who are currently eligible to participate in the Annual Performance Incentive Plan is 8.

Performance Period

        The performance period under the Annual Performance Incentive Plan is the Company's fiscal year or such other periods as may be designated by the Committee.

Designation of Participants, Performance Period and Performance Criteria

        Within 90 days after the commencement of each performance period (or such other date as may be required or permitted under Section 162(m) of the Internal Revenue Code), the Committee (i) selects the participants to whom incentive awards shall be granted, (ii) designates the applicable performance period, (iii) establishes the target award for each participant, and (iv) establishes the performance objective or objectives that must be satisfied in order for a participant to receive an incentive award for such performance period.

Performance Objectives

        The performance objectives that will be used to determine the degree of payout of incentive awards under the Annual Performance Incentive Plan will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: net income, earnings before income taxes, earnings per share, return on shareholders' equity, expense management, profitability of an identifiable business unit or product, ratio of claims to revenues, revenue growth, earnings growth, total shareholder return, cash flow, return on assets, operating income, net economic profit (operating earnings minus a charge for capital), customer satisfaction, agency satisfaction, employee satisfaction, quality of services, strategic innovation, or any combination of the foregoing.

Target and Range of Incentive Awards

        Each participant will have a target award that will be based on achieving the target performance objectives established by the Committee. The target award will be a percentage of the participant's annual salary at the end of the performance period. If the performance objectives established by the Committee are met at the target level, the participant will receive an incentive award equal to 100% of the target award. Based upon the degree of attainment of the pre-established performance objectives, actual incentive awards can range between 50% and 150% of the target award, as determined by the Committee. However, the maximum incentive award that may be paid to a participant under the Annual Performance Incentive Plan in any calendar year shall not exceed $1,200,000.

Committee Discretion

        With respect to a participant who is a covered employee, the Committee retains the discretion to reduce or eliminate the amount of the incentive award otherwise payable to such participant under the terms of the Annual Performance Incentive Plan. With respect to a participant who is not a covered employee, the Committee retains the discretion to increase, reduce or eliminate the amount of the incentive award otherwise payable to such participant.

Committee Certification

        As soon as practicable after the end of the each performance period, the Committee (i) determines whether the performance objectives for the performance period have been satisfied, (ii) determines the amount of the incentive award to be paid to each participant for the performance period and (iii) certifies such determination in writing. If minimum performance objectives are not met, the participant will receive no incentive award for the specified performance period.

Payment of Incentive Awards

        Payment of incentive awards is made after the Committee certifies that one or more of the applicable performance objectives have been attained, unless all or a portion of an award is deferred pursuant to the participant's timely and validly made election.

Termination of Employment

        Unless the Committee determines otherwise, a participant must be actively employed by the Company or a subsidiary on the last day of the performance period to receive an incentive award under the Annual Performance Incentive Plan for such performance period.

Change in Control

        In the event of a change in control of the Company (as such term is defined in a participant's employment agreement with the Company, or in the absence of such agreement, in the Omnibus Incentive Plan), all performance objectives for the then current performance period will be deemed to have been achieved at target levels of performance and the Committee will cause each participant to be paid an amount in cash based on such assumed performance prorated for the performance period, as soon as practicable but in no event later than thirty business days following the change in control.

Award Information

        As incentive awards under the Annual Performance Incentive Plan are based on future performance, it is not possible at this time to determine the awards that will be made in the future.

Federal Income Tax Consequences

        The following is a brief description of the principal federal income tax consequences relating to incentive awards made under the Annual Performance Incentive Plan. This summary is based on the Company's understanding of present federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

        Participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. If and to the extent that payments made under the Annual Performance Incentive Plan satisfy the requirements of Section 162(m) of the Internal Revenue Code and otherwise satisfy the requirements of deductibility under federal income tax law, the Company will receive a corresponding deduction for the amount constituting ordinary income to the participant.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

 PROPOSAL 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), requires that, not less frequently than once every three years, we provide shareholders with an advisory vote to approve the compensation of our Named Executive Officers (a so-called "say-on-pay" vote). Accordingly, in this Proposal 5, shareholders are being asked to vote on the following advisory resolution:

        "RESOLVED, that the shareholders of the Company approve, on a non-binding advisory basis, the compensation of the Company's Named Executive Officers listed in the 2010 Summary Compensation Table included in the Proxy Statement for the 2011 Annual Meeting, as such compensation is disclosed pursuant to the disclosure rules of the Securities and Exchange Commission, including the section titled "Compensation Discussion and Analysis" as well as the compensation tables and other narrative executive compensation disclosures thereafter."

        Our goal for the Company's executive compensation program is to attract, motivate and retain a talented, dedicated and knowledgeable team of executives who will provide leadership for the Company's success in competitive markets. We seek to accomplish this goal in a way that rewards performance and is strongly aligned with our shareholders' long-term interests.

        The Company and the Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under the heading "Compensation Discussion and Analysis" in the Proxy Statement. As always, the Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

        Shareholders are encouraged to carefully review the "Compensation Discussion and Analysis" section, the compensation tables and other narrative discussion in the Proxy Statement which discuss in detail our compensation policies and procedures and our compensation philosophy.

        Because your vote is advisory, it will not be binding upon the Company or the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

        THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE RESOLUTION ABOVE APPROVING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

 PROPOSAL 6

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON
EXECUTIVE COMPENSATION

        We are also required by the Dodd-Frank Act to hold a separate advisory non-binding vote to allow shareholders to express their preference regarding the frequency of future say-on-pay votes. Shareholders may indicate whether they would prefer a say-on-pay vote every one, two or three years. Shareholders may also abstain from voting on the matter.

        After careful consideration, the Board has determined, and recommends, that advisory votes on executive compensation be conducted every three years. Our executive compensation program is designed to promote the achievement of shareholder returns; therefore the Board believes that a three-year period between advisory votes on executive compensation is optimal for providing investors with sufficient time to evaluate the effectiveness of the Company's short-term and long-term incentive programs, compensation strategies and Company performance. The three-year period will also provide the Compensation Committee with sufficient time to evaluate and respond to shareholder concerns and effectively implement any desired changes to the Company's executive compensation program.

        Because your vote is advisory, it will not be binding upon the Company or the Board of Directors. However, the Board of Directors will take into account the outcome of the vote when considering the frequency of the advisory shareholder vote on executive compensation.

        THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF A THREE-YEAR FREQUENCY FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

EXECUTIVE OFFICERS

Occupations of Executive Officers

        The table below sets forth certain information concerning our executive officers as of the date of this Proxy Statement.

Name	Age (1)	Position	Years Employed by Safety
David F. Brussard	59	President, Chief Executive Officer and Chairman of the Board	35
William J. Begley, Jr.	56	Vice President, Chief Financial Officer and Secretary	25
James D. Berry	51	Vice President—Insurance Operations	29
George M. Murphy	44	Vice President—Marketing	22
Robert J. Kerton	65	Vice President—Claims	25
David E. Krupa	50	Vice President—Claims Operations	28
Daniel D. Loranger	71	Vice President—Management Information Systems and Chief Information Officer	30
Edward N. Patrick, Jr.	62	Vice President—Underwriting	37

(1)
As of April 1, 2011.

        David F. Brussard. For information regarding Mr. Brussard, refer above to "Nominees for Director."

        William J. Begley, Jr. was appointed Chief Financial Officer, Vice President and Secretary of the Company on March 4, 2002. Since January 1999, Mr. Begley has been the Chief Financial Officer and Treasurer of our insurance subsidiaries. Previously, Mr. Begley served as Assistant Controller of our insurance subsidiaries from 1985 to 1987, as Controller from 1987 to 1990 and as Assistant Vice President/Controller from 1990 to 1999. Mr. Begley has been employed by our insurance subsidiaries for over 25 years. Mr. Begley also serves on the Audit Committee of Guaranty Fund Management Services and is a member of the Board of Directors of the Massachusetts Insurers Insolvency Fund.

        James D. Berry, CPCU, was appointed Vice President of Insurance Operations of the Company on October 1, 2005. Mr. Berry has been employed by our insurance subsidiaries for over 29 years and has directed the Company's Massachusetts Private Passenger line of business since 2001. Mr. Berry represents Safety on the Computer Sciences Corporation Series II Advisory Council.

        George M. Murphy, CPCU, was appointed Vice President of Marketing on October 1, 2005. Mr. Murphy has been employed by our insurance subsidiaries for over 22 years and most recently served as Director of Marketing.

        Robert J. Kerton was appointed Vice President of Casualty Claims of the Company on March 4, 2002. Mr. Kerton has served as Vice President of Claims of our insurance subsidiaries since 1986 and has been employed by our insurance subsidiaries for over 25 years. Mr. Kerton previously served 18 years with Allstate Insurance Company in various Massachusetts claim management assignments. Mr. Kerton serves as Chairman of the Claims Committee of the Automobile Insurers Bureau of Massachusetts and is also a member of the Governing Board of the Massachusetts Insurance Fraud Bureau.

        David E. Krupa, CPCU, was appointed Vice President of Property Claims of the Company on March 4, 2002. Mr. Krupa has served as Vice President of Claims of our insurance subsidiaries since July 1990 and has been employed by our insurance subsidiaries for over 28 years. Mr. Krupa was first employed by the Company in 1982 and held a series of management positions in the Claims Department before being appointed Vice President in 1990. Mr. Krupa is a member of the Auto Damage Appraisers Licensing Board of Massachusetts. In addition, Mr. Krupa has been a member of several claims committees both at the Automobile Insurers Bureau of Massachusetts and Commonwealth Automobile Reinsurers ("CAR").

        Daniel D. Loranger was appointed Vice President of Management Information Systems of the Company on March 4, 2002. Mr. Loranger has served as Vice President of Management Information Systems and Chief Information Officer of our insurance subsidiaries since 1980 and has been employed by our insurance subsidiaries for over 30 years. Mr. Loranger began his data processing career with Raytheon Manufacturing in 1960.

        Edward N. Patrick, Jr. was appointed Vice President of Underwriting of the Company on March 4, 2002. Mr. Patrick has served as Vice President of Underwriting of our insurance subsidiaries since 1979 and as Secretary since 1999. He has been employed by one or more of our subsidiaries for over 37 years. Mr. Patrick has served on several committees of CAR, including the MAIP Steering, Actuarial, Market Review, Servicing Carrier, Statistical, Automation, Reinsurance and Operations Committees. Mr. Patrick is also on the Board of Directors of the Massachusetts Property Insurance Underwriting Association (FAIR Plan).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Our compensation program objective is to attract and retain individuals key to our future success, to motivate and reward employees in achieving our business goals and to align the long-term interests of employees with those of our shareholders.

        In this section, we discuss and analyze our compensation practices with respect to Messrs. Brussard, Begley, Loranger, Patrick, and Murphy, who are respectively, our CEO, CFO, and three other highest paid executives (collectively, our "Named Executive Officers").

Objectives of the Company's Compensation Program

        The Compensation Committee of the Board of Directors (for purposes of this analysis, the "Committee") is responsible for recommending to the Board compensation for the chief executive officer and for determining the compensation of the other executive officers. The Committee acts pursuant to a charter that has been approved by the Board. The Committee bases its compensation policies and decisions on the following principles.

  •
  Compensation should be structured to allow us to motivate, retain and attract executive talent.

  •
  Compensation should be directly linked to the Company's and individual's performance as well as the individual's level of responsibility.

  •
  Compensation should be driven by our long-term financial performance and in doing so work to align the interests of management and shareholders.

  •
  Compensation should reflect the value of each officer's position in the marketplace and within the Company.

        The Committee annually reviews executive performance and compensation, including base pay, annual cash incentives, and equity awards for our executives. The Committee considers specific recommendations regarding compensation for other executives from the CEO and reviews the CEO's annual assessment of other executives' performance. Our Committee makes a final determination of compensation amounts for our CEO and other executives with respect to each of the elements of the executive compensation program for actual compensation relative to the preceding year and target compensation for the current year.

Policies and Practices Related to the Company's Compensation Program

        We strive to create an overall compensation package for each Named Executive Officer that satisfies these objectives, recognizing that certain elements of compensation are better suited to reflect different compensation objectives. The primary goal is to provide strong performance-based total compensation plans that enable us to provide highly competitive compensation when our performance leads the peer group and industry.

        The Committee selected and directly engaged Thomas B. Wilson of the Wilson Group as its compensation consultant. The Wilson Group receives compensation only for services related to executive compensation issues, and neither it nor any affiliated company provides any other services to the Company. Mr. Wilson reports directly to the Committee and is responsible for reviewing Committee materials, attending Committee meetings, assisting the Committee with program design and generally providing advice and counsel to the Committee as compensation issues arise. In 2010, Mr. Wilson performed a study of the compensation of executive management at the Company and at fourteen comparable property and casualty insurance companies. Although the median size of the peer group companies is larger than we are, these companies reflect a market where we are likely to recruit executive leaders or compete to retain our executives. The selected comparable companies for 2010 were:

    21st Century Holding Company
    Baldwin & Lyons, Inc.
    Donegal Group, Inc.
    Erie Indemnity Company
    GAINSCO, Inc.
    Hallmark Financial Services, Inc.
    Hanover Insurance Group, Inc.
    Harleysville Group, Inc.
    Horace Mann Educators Corporation
    Infinity Property & Casualty Corporation
    Mercury General Corporation
    Selective Insurance Group, Inc.
    State Auto Financial Corporation
    Unitrin, Inc.

        Four companies identified as part of a peer investment strategy and performance analysis conducted by the Company were added to the peer group in 2010. These four companies were GAINSCO, Inc., Hallmark Financial Services, Inc., Horace Mann Educators Corporation and Unitrin, Inc. The Committee will regularly review the list of comparable companies and refine it as appropriate.

Equity Grant Practices

        The grant date of our equity awards is scheduled in advance and is based on the timing of the completion of our annual performance and compensation review process. We have not granted stock options to our Named Executive Officers since 2003; however, the exercise price of each stock option awarded in the past under our incentive compensation programs was the closing price of our common stock on the date of grant or, in the case of stock options granted in connection with our initial public offering, the initial public offering price. Our stock plan requires that the exercise price of any stock option granted under the plan be at least equal to the fair market value of a share of our common stock on the date the option is granted.

Elements of Executive Compensation

        The Committee, after reviewing information provided by the Wilson Group, determines what it believes to be the appropriate level for cash and non-cash compensation components. After receiving the results of the Wilson Group study and considering our compensation philosophy and the actual practices of the selected peer group, the Committee determined that the elements of targeted overall compensation for executive officers should include the following:

Base Salaries

        Base salary should be targeted at the median (50th percentile) of peer group companies and reflect the roles, responsibilities and individual performance of the executives. Currently, in accordance with the executive officers' employment contracts, salary increases are based on the change in cost of living for the Boston metropolitan market as reported by the U.S. Department of Labor statistics. The Committee establishes base salaries pursuant to employment agreements based on each officer's individual performance within a structure intended to be competitive with comparable companies.

Annual Cash Incentives

        The purpose of the Annual Performance Incentive Plan is to provide designated key executive employees with meaningful financial rewards for the accomplishment of our annual financial and strategic objectives. This annual cash incentive compensation award directly reflects the actual performance of the Company. When combined with base salaries, the target payouts are set to achieve the 75th percentile of the total cash compensation for the peer group market and are expressed as a percent of the participating executive's annual salary. The actual amount awarded to an executive varies with the Company's performance. Once the threshold performance level (as defined by the Committee annually) has been achieved, the payouts may range from 50% to 150% of the target payout. In addition, Mr. Brussard's employment agreement with the Company provides for a minimum annual cash incentive award of not less than 35% of the total cash incentive awards paid in such year to officers who hold such positions entitled Vice President or higher.

        The 2010 payout opportunity for our executive officers ranged as follows:

	% of Salary Payable
Position	Threshold	Target	Maximum
Chief Executive Officer	40%	80%	120%
Other Executive Officers	30%	60%	90%

        On or before the end of the first 90 days of each fiscal year, the Committee selects the participants to whom incentive awards are granted, establishes the target incentive awards, and establishes the performance objective or objectives that will determine the dollar amount available for these incentive awards. Performance objectives are based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: net income, earnings before income taxes ("EBIT"), earnings per share, return on shareholders' equity, expense management, profitability of an identifiable business unit or product, ratio of claims to revenues, revenue growth, earnings growth, total shareholder return, cash flow, return on assets, operating income, net economic profit (operating earnings minus a charge for capital), customer satisfaction, agency satisfaction, employee satisfaction, quality of services, strategic innovation, or any combination of the foregoing.

        For 2010 the financial measure established by the Committee was annual EBIT. Our Committee believes that EBIT provides an effective means of directly linking executive compensation to our shareholders' interests. EBIT is equal to our net income plus our interest expense and our income tax expense. The goal for 2010 was $86.4 million and was based on the average of the actual EBIT achievements for 2008 and 2009 on which the executives were paid bonuses. This means that if the actual EBIT achievement was above 150% of that year's target, the goal setting calculation uses the 150% achievement for determining the two-year average. This practice avoids penalizing the executives for over achievement and creating unachievable performance goals. The two-year average also enables us to set targets that provide for a reasonable time to adjust to factors that are out of the Company's control, such as changes in regulatory requirements or unusual weather occurrences. Once the target goal is set, the range of performance is 50% (threshold) to 150% (exceptional) of this target, and the payouts are based on achievement relative to the goal. The Committee prorates the payouts within this range to correspond to the actual performance.

        For 2010, our financial performance for EBIT was 92% of target and the Committee approved annual incentive awards at 92% of the target payout. Messrs. Brussard, Begley, Loranger, Patrick, and Murphy earned the following annual incentive awards in 2010: $576,926, $175,881, $210,093, $184,902, and $145,651, respectively.

Performance-Based Nonqualified Deferred Compensation

        We maintain a nonqualified deferred compensation plan, the Executive Incentive Compensation Plan (the "EICP") to further our objective of providing our executive officers with compensation that is competitive with that provided by comparable companies. The EICP is a performance-based program that allocates 1.75% of our insurance subsidiaries annual consolidated statutory net income to a pool that is then distributed as deferred compensation to the eligible executives. The amount allocated is based on the total annual cash compensation (salary plus annual incentive) of the eligible executives. Our insurance subsidiaries achieved a combined statutory net income of $56.2 million in 2010 and Messrs. Brussard, Begley, Loranger, Patrick, and Murphy earned the following allocations under the EICP in 2010: $335,004, $109,754, $124,738, $114,425, and $85,916, respectively. The allocations are retained by the Company, invested in mutual funds, and only paid to the executive upon employment termination or a change in control as defined in the EICP.

        The EICP also provides a deferred compensation benefit with a supplemental matching provision similar to our 401(k) plan. Our intention is to provide additional retirement benefits to eligible executives in the absence of a traditional defined benefit pension arrangement. The provision enables the executive officer to elect to defer amounts from current compensation above the federally limited amount that can be deferred under our tax-qualified 401(k) plan and receive an employer matching contribution on such supplemental deferrals. In accordance with the EICP, we make a matching contribution annually at the close of each plan year in an amount equal to 75% of the participant's elective deferrals under the plan up to a maximum amount of 8% of the participant's compensation. The participant's compensation for this purpose means the participant's base salary and annual incentive received (or deferred) in the plan year. Amounts deferred under the EICP do not include amounts deferred under the 401(k) plan, thus our matching contributions under the EICP do not include amounts we have matched under the 401(k) plan. We made the following employer matching contributions for 2010 to the EICP on behalf of the Named Executive Officers: Mr. Brussard—$54,720; Mr. Begley—$9,585; Mr. Loranger—$15,492; and Mr. Patrick—$11,655.

        A description of our Named Executive Officers' benefits under the EICP and other material terms of the EICP can be found in the narrative following the Nonqualified Deferred Compensation Plan table.

Long-Term Incentives

        We use our 2002 Management Omnibus Incentive Plan (the "Omnibus Incentive Plan") to grant long-term equity-based incentive awards. A description of the Omnibus Incentive Plan can be found in Proposal 3 and the narrative following the Grants of Plan-Based Awards table. Long-term incentive compensation, which may include nonqualified stock options, incentive stock options, stock appreciation rights and restricted stock awards, is intended to reinforce the long-term growth in shareholder value of the corporation. The types of awards and amount awarded annually are based on the performance of the Company. Guidelines have been established for both annual awards and overall ownership targets as a multiple of salary. The target value is established at the 75th percentile of the peer group market, but the actual amount awarded and accumulated reflects our historical performance. On March 9, 2010, the Committee, after reviewing information provided by the Wilson Group, determined what it believed to be the appropriate level of each of the various compensation components. Based upon the Company's performance in 2009, the Committee awarded restricted stock to our eight executive officers at a total market value of $3,000,000 on the date of the grant. The Committee awarded 40% of the shares to Mr. Brussard, or 30,944 shares at $38.78, the closing price of the Company's common stock on the grant date and 60% to the remaining executive officers. The distribution among the remaining officers was made by the Committee, after reviewing the recommendations of the CEO. Such distribution resulted in 9,670 shares being granted to Mr. Begley, 6,447 shares being granted to each of Mr. Loranger and Mr. Patrick, and 9,025 shares being granted to Mr. Murphy. On March 9, 2011, the Committee approved the following awards of restricted stock to each of the Named Executive Officers: Mr. Brussard—25,343; Mr. Begley—8,448; Mr. Loranger—5,280; Mr. Patrick—5,280; and Mr. Murphy—8,975. These grants were effective on March 9, 2011. The 2010 and 2011 restricted stock awards vest in three annual installments of 30%, 30% and 40% beginning on the first anniversary date of the grant dates.

Other Employee Benefits

        In addition to the main elements of compensation previously discussed in this section, our Named Executive Officers are eligible for the same welfare and other benefits as are available to all of our employees. These benefits include medical and dental insurance, short-term and long-term disability insurance, life and accidental death insurance, and a 401(k) plan. The 401(k) plan allows employees to contribute on a pre-tax basis up to the maximum allowed under federal law. At the close of each plan year, the Company makes a matching contribution equal to 100% of the amount each participant contributed during the plan year from their total pay, up to a maximum amount of 8% of the participant's base salary, provided the participant is employed on the last day of the plan year. We have no defined benefit pension plan for employees at this time.

        We provide our Named Executive Officers with certain perquisites that the Committee believes are reasonable, competitive and consistent with our overall compensation philosophy. In 2010, these perquisites included use of an automobile and an automobile parking space.

Section 162(m)

        Section 162(m) of the Internal Revenue Code limits publicly-held companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to its CEO and certain other officers. Performance-based compensation that meets certain requirements is excluded from this limitation under Section 162(m) of the Internal Revenue Code. In general, compensation qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code if (i) it is conditioned on the achievement of one or more pre-established, objective performance goals, (ii) such goal or goals are established by a committee of the Board consisting solely of two or more outside directors and (iii) certain material terms of the plan under which the compensation is payable are disclosed to and approved by the corporation's shareholders prior to payment. The Omnibus Incentive Plan and the Annual Performance Incentive Plan are designed to comply with these requirements.

Compensation Committee Report

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and Form 10-K.

                      DAVID K. MCKOWN, CHAIRMAN
                      FREDERIC H. LINDEBERG
                      PETER J. MANNING

        The above report of the Compensation Committee of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

Summary Compensation Table

        The following table shows the cash and non-cash compensation for the 2010, 2009 and 2008 fiscal years awarded to or earned by the five individuals who served as our CEO, CFO, and the three other most highly compensated executive officers (the "Named Executive Officers" or "NEOs").

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
David F. Brussard	2010	$777,588	$1,200,000	$576,926	$555,937	$3,110,451
President, CEO and	2009	763,836	1,050,000	409,416	537,793	2,761,045
Chairman of the Board	2008	758,526	1,050,000	509,729	630,104	2,948,359
William J. Begley, Jr.	2010	320,000	375,000	175,881	181,999	1,052,880
Vice President, CFO	2009	285,438	300,000	114,746	171,663	871,847
and Secretary	2008	283,454	300,000	142,861	195,721	922,036
Daniel D. Loranger	2010	382,248	250,000	210,093	217,239	1,059,580
Vice President	2009	375,490	300,000	150,947	225,593	1,052,030
	2008	372,880	300,000	187,932	256,259	1,117,071
Edward N. Patrick, Jr.	2010	336,408	250,000	184,902	187,153	958,463
Vice President	2009	330,463	300,000	132,846	193,185	956,494
	2008	328,166	300,000	165,396	229,879	1,023,441
George M. Murphy	2010	265,000	350,000	145,651	139,622	900,273
Vice President	2009	225,000	275,000	90,450	115,002	705,452
	2008	187,930	250,000	94,885	105,819	638,634

(1)
This column shows the grant date fair value of stock awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). The fair value per share of the stock awards is equal to the closing price of the Company's common stock on the grant date. Information concerning the stock awards is shown in the table below.

Grant Date	Grant Price
March 9, 2010	$38.78
March 9, 2009	$28.66
March 10, 2008	$35.80
(2)
The amounts under this column consist of annual cash incentive awards earned in 2010, 2009, and 2008 under the Annual Performance Incentive Plan.

(3)
The amounts under this column include the following items for 2010:

Name	EICP Deferred Compensation Bonus ($)	EICP Company Match ($)	401(k) Plan Company Match ($)	Dividends on Restricted Shares ($)	Other Compensation ($) (A)	Total
David F. Brussard	$335,004	$54,720	$19,600	$122,725	$23,888	$555,937
William J. Begley, Jr.	109,754	9,585	19,600	36,339	6,721	181,999
Daniel D. Loranger	124,738	15,492	19,600	31,827	25,582	217,239
Edward N. Patrick, Jr.	114,425	11,655	19,600	31,827	9,646	187,153
George M. Murphy	85,916	—	16,500	32,358	4,848	139,622

(A)
Other Compensation includes Company paid term life insurance premium for coverage exceeding $50,000 (Mr. Brussard—$4,954, Mr. Begley—$4,681, Mr. Loranger—$23,542, Mr. Patrick—$7,606, and Mr. Murphy— $853), use of Company automobile by Mr. Brussard—$16,894 and Mr. Murphy—$1,955, and Company paid parking ($2,040 each to Mr. Brussard, Mr. Begley, Mr. Loranger, Mr. Patrick, and Mr. Murphy).

 Grants of Plan-Based Awards

        The following table summarizes the 2010 grants of non-equity and equity plan-based awards to the NEOs. The non-equity plan-based awards were granted under the Annual Performance Incentive Plan and the equity plan-based awards were granted under the Omnibus Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards -Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
David F. Brussard	3/9/2010	$—	$—	$—	30,944	$1,200,000
	—	311,035	622,070	933,106	—	—
William J. Begley, Jr.	3/9/2010	—	—	—	9,670	375,000
	—	96,000	192,000	288,000	—	—
Daniel D. Loranger	3/9/2010	—	—	—	6,447	250,000
	—	114,674	229,349	344,023	—	—
Edward N. Patrick, Jr.	3/9/2010	—	—	—	6,447	250,000
	—	100,922	201,845	302,767	—	—
George M. Murphy	3/9/2010	—	—	—	9,025	350,000
	—	79,500	159,000	238,500	—	—

(1)
These columns represent the range of cash bonus incentive payouts that were targeted for fiscal 2010 performance under the Annual Performance Incentive Plan as described above in the "Compensation Discussion and Analysis." Although the table refers to these payouts in future terms, they have already been earned and paid to the NEOs. The actual cash bonus incentive amounts paid are reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)
This column represents restricted stock awarded for fiscal 2009 performance under the Omnibus Incentive Plan. The restricted stock was awarded effective March 9, 2010 and vests over three years with installments of 30% on March 9, 2011, 30% on March 9, 2012, and the remaining 40% on March 9, 2013, provided the grantee is still an employee of the Company on such dates.

(3)
This column shows the grant date fair value of stock awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). The fair value per share of the stock awards is equal to the closing price of the Company's common stock on the grant date. This amount is also reflected in the Stock Awards column in the Summary Compensation Table.

Employment Agreements

        David F. Brussard.    Under his employment agreement with us, Mr. Brussard had agreed to serve as CEO and President of the Company for a five-year term ended December 31, 2009, which automatically renews for successive one-year terms thereafter, subject to at least 180 days' advance notice by either party of a decision not to renew the employment agreement. Under the terms of the employment agreement effective November 8, 2004, which was amended and restated as of December 31, 2008 to comply with Section 409A of the Internal Revenue Code, Mr. Brussard is entitled to receive an initial annual base salary of $675,000, to be increased on an annual basis to reflect increases in the cost of living index specified therein or as otherwise determined by the Board or the Committee. As determined in the sole discretion of the Board, Mr. Brussard will also be paid an annual bonus of not less than 35% of the total amount of bonuses paid in such year to officers of the Company who hold positions entitled Vice President or higher. Mr. Brussard is also entitled to certain perquisites and other benefits, including reimbursement of expenses, paid vacations, health, life and other similar insurance benefits and a car, all as determined by the Board.

        Other Named Executive Officers.    We entered into employment agreements with Mr. Begley, Mr. Loranger and Mr. Patrick effective November 8, 2004 and with Mr. Murphy, effective October 1,

2005, which were amended and restated as of December 31, 2008 to comply with Section 409A of the Internal Revenue Code. Messrs. Begley's, Loranger's and Patrick's employment agreements provided for an initial three-year term which ended December 31, 2007. Mr. Murphy's employment agreement provides for an initial term of three years and three months, which ended December 31, 2008. Each of these agreements automatically renews for successive one-year terms unless either party provides written notice not to renew at least 180 days prior to the scheduled expiration date. Under their respective employment agreements, Messrs. Begley, Loranger, Patrick, and Murphy are entitled to receive initial annual base salaries of $250,000, $330,000, $290,000, and $150,000, respectively, to be increased on an annual basis to reflect increases in the cost of living index specified therein or as otherwise determined by the Board or the Committee. As determined in the sole discretion of the Board or the Committee, Messrs. Begley, Loranger, Patrick, and Murphy are each paid an annual bonus based on our performance. In addition, Messrs. Begley, Loranger, Patrick, and Murphy are also entitled to certain perquisites and other benefits, including reimbursement of expenses, paid vacations, health, life and other similar insurance benefits.

        In 2010, the Committee approved short-term cash incentive award opportunities for our Named Executive Officers. The short-term cash incentive award opportunities are equal to a percentage of the Named Executive Officers' base salary. The amount earned depends on the degree to which the pre-established performance goals are achieved. We discuss the short-term incentive award opportunities and results in "Compensation Discussion and Analysis."

Omnibus Incentive Plan

        The Omnibus Incentive Plan provides for a variety of awards, including nonqualified stock options, incentive stock options, stock appreciation rights and restricted stock awards. The maximum number of shares of common stock with respect to which awards may be granted under the Omnibus Incentive Plan is 2,500,000. This share limitation and the per-share price of such shares are subject to adjustment to reflect stock splits, stock dividends and changes in our capital structure. Shares of stock covered by an award under the Incentive Plan that are forfeited will again be available for issuance in connection with future grants of awards under the plan.

        The Committee has broad authority to administer the Omnibus Incentive Plan, including the authority to select plan participants, determine when awards will be made, determine the type and amount of awards, determine the exercise price of options and stock appreciation rights, determine any limitations, restrictions or conditions applicable to each award, determine the terms of any instrument that evidences an award, determine the manner in which awards may be exercised and interpret the Omnibus Incentive Plan's provisions.

        The Omnibus Incentive Plan also contains provisions applicable upon a change in control. A description of these provisions and the effect they would have on the Named Executive Officers' outstanding awards can be found in the section entitled "Potential Payments Upon Termination or Change in Control." Under the Omnibus Incentive Plan, unless otherwise provided in an award agreement, upon a termination by the Company for a reason other than for cause or disability, all unvested shares of restricted stock which were not granted during the year of termination will vest.

Restricted Stock Awards

        In 2010, the Committee approved restricted stock awards for our Named Executive Officers under our Omnibus Incentive Plan. Provided there is no termination in service, the shares vest on March 9, 2011, 2012, and 2013 with respect to 30%, 30%, and 40% of the shares, respectively. The shares have voting and dividend rights and are held in custody by the Company during the period of restriction.

Equity Compensation Plan Information

        The following table sets forth information regarding all of our equity compensation plans as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders (1)	151,003	$37.30	813,484
Equity compensation plans not approved by shareholders	—	—	—

Total	151,003	$37.30	813,484

(1)
The equity compensation plan approved by shareholders is the 2002 Management Omnibus Incentive Plan, as amended, which we refer to in this Proxy Statement as the Omnibus Incentive Plan.

        In addition to being available for future issuance upon exercise of stock options and stock appreciation rights, the 813,484 shares remaining available under the plan may also be issued in connection with restricted stock awards.

Outstanding Equity Awards at Fiscal Year-End

        The following table shows the unexercised stock options, unvested restricted stock, and other equity incentive plan awards held at fiscal year-end December 31, 2010 by the NEOs.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
David F. Brussard
Restricted Stock (1)	—	$—	—	11,732	$559,851
Restricted Stock (2)	—	—	—	25,645	1,223,779
Restricted Stock (3)	—	—	—	30,944	1,476,648
William J. Begley, Jr.
Restricted Stock (1)	—	—	—	3,352	159,957
Restricted Stock (2)	—	—	—	7,328	349,692
Restricted Stock (3)	—	—	—	9,670	461,452
Daniel D. Loranger
Restricted Stock (1)	—	—	—	3,352	159,957
Restricted Stock (2)	—	—	—	7,328	349,692
Restricted Stock (3)	—	—	—	6,447	307,651
Edward N. Patrick, Jr.
Restricted Stock (1)	—	—	—	3,352	159,957
Restricted Stock (2)	—	—	—	7,328	349,692
Restricted Stock (3)	—	—	—	6,447	307,651
George M. Murphy
Restricted Stock (1)	—	—	—	2,794	133,330
Restricted Stock (2)	—	—	—	6,717	320,535
Restricted Stock (3)	—	—	—	9,025	430,673

(1)
Represents restricted stock awards effective March 10, 2008, which vest over three years with installments of 30% on March 10, 2009, 30% on March 10, 2010, and the remaining 40% on March 10, 2011, provided the grantee is still our employee on such dates.

(2)
Represents restricted stock awards effective March 9, 2009, which vest over three years with installments of 30% on March 9, 2010, 30% on March 9, 2011, and the remaining 40% on March 9, 2012, provided the grantee is still our employee on such dates.

(3)
Represents restricted stock awards effective March 9, 2010, which vest over three years with installments of 30% on March 9, 2011, 30% on March 9, 2012, and the remaining 40% on March 9, 2013, provided the grantee is still our employee on such dates.

(4)
The amounts in this column were calculated using a per share value of $47.72, the closing market price of a share of our common stock on December 31, 2010.

 Option Exercises and Stock Vested

        The following table summarizes information with respect to stock option awards exercised and restricted stock awards vested during the fiscal year ended December 31, 2010 for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
David F. Brussard	—	$—	30,311	$1,151,077
William J. Begley, Jr.	—	—	8,942	339,342
Daniel D. Loranger	—	—	8,942	339,342
Edward N. Patrick, Jr.	—	—	8,942	339,342
George M. Murphy	8,000	97,466	6,508	248,166

(1)
Value determined by multiplying the difference between the market value at the time of exercise and exercise price per share by the number of shares acquired on options exercised.

(2)
Value determined by multiplying the number of vested shares by the closing market price of a share of our common stock on the vesting date or on the previous business day in the event the vesting date is not a business day.

Nonqualified Deferred Compensation

        The following table summarizes information with respect to the participation of each of the NEOs in the EICP, a non-qualified deferred compensation plan, as of December 31, 2010.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
David F. Brussard	$72,960	$394,952	$345,302	$—	$4,962,257
William J. Begley, Jr.	12,780	116,092	58,627	—	1,110,622
Daniel D. Loranger	20,656	150,971	336	—	1,822,417
Edward N. Patrick, Jr.	15,540	134,502	88,696	—	1,726,070
George M. Murphy	—	71,004	39,791	—	342,946

(1)
Includes employer matching contributions credited to the NEOs' EICP accounts in January 2010 for the plan year ended December 31, 2009 on behalf of each NEO who contributed during the plan year (Mr. Brussard—$59,914, Mr. Begley—$9,198, Mr. Loranger—$17,305, and Mr. Patrick—$13,252.); and annual deferred compensation bonuses credited to the NEOs' EICP accounts in March 2010 and earned for the year ended 2009 under the EICP (Mr. Brussard—$335,038, Mr. Begley—$106,894, Mr. Loranger—$133,666, Mr. Patrick—$121,250, and Mr. Murphy—$71,004). The amounts in this column were reported in the Summary Compensation Table as compensation to the NEOs for 2009.

        The EICP is a non-qualified deferred compensation plan designed to provide a means for retirement savings. With proper notice and approval by the Company, eligible employees may make elective deferral contributions up to 75% of salary and 100% of annual cash incentives. We make a matching contribution annually in the amount of 75% of the participant's elective deferral up to a maximum amount of 8% of the participant's base salary plus annual cash incentive received during the plan year. We also make a fixed contribution annually in the amount of 1.75% of the combined statutory net income of our insurance subsidiaries. Elective deferrals, Company matching contributions, and the portion of the Company fixed contribution allocated to an eligible individual are credited to an account established for the individual. To measure gains and losses, the accounts are treated as though invested in mutual funds selected by the participants. The balance of an individual's account is distributed in a lump sum upon an employee's termination of employment, or six months thereafter if required to comply with applicable tax law, or upon change in control.

        Under the EICP, change in control is defined to mean a change in control event, as that term is used in Section 409A of the Internal Revenue Code. Section 409A defines a change in control event to include a change in ownership, a change in effective control, or a change in the ownership of a substantial portion of assets. A change in ownership of the corporation occurs when one person or a group acquires stock that, combined with stock previously owned, controls more than 50% of the value or voting power of the stock of the corporation. A change in effective control occurs on the date that, during any 12-month period, either (i) any person or group acquires stock possessing 30% of the voting power of the corporation, or (ii) the majority of the board is replaced by persons whose appointment or election is not endorsed by a majority of the board. A change in ownership of a substantial portion of assets occurs on the date that a person or a group acquires, during any 12-month period, assets of the corporation having a total gross fair market value equal to 40% or more of the total gross fair market value of all of the corporation's assets. The definition also contains exceptions that may cause a transaction or event meeting one of the foregoing definitions not to constitute a change in control event if the acquired or selling entity, or its shareholders, retains, directly or indirectly, a sufficient interest in the surviving or acquiring entity.

Potential Payments Upon Termination or Change in Control

        As previously discussed, we have entered into employment agreements with each of the Named Executive Officers. Certain provisions relating to termination of employment and change in control are common to each of the employment agreements. These common provisions include, among other things, the following:

  •
  if the executive's employment is terminated by us for a reason other than cause, material breach, death, disability or continuous poor performance, or is terminated by the executive for good reason or as a result of our willful and material violation of the executive's employment agreement or certain other agreements between the executive and us, then we must provide (i) any earned but unpaid base salary and bonus, (ii) a lump sum payment equal to the annual salary he would have received during the remaining term of his employment agreement; and (iii) life and health insurance benefits (but not disability insurance benefits) substantially similar to those the executive and any covered dependents were receiving immediately prior to the date of termination through the remaining portion of the term of his employment agreement (collectively, the "Severance Payment");

  •
  if the executive's employment is terminated by us for a reason other than cause, material breach, death, disability or continuous poor performance, or is terminated by the executive for good reason or as a result of our willful and material violation of the executive's employment agreement or certain other agreements between the executive and us, in each case, within three years after a change in control, then we must provide the greater of the Severance Payment or the following: (i) any earned but unpaid base salary and bonus, (ii) a lump sum payment equal to, for the CEO and CFO, three times, and for the remaining Named Executive Officers, two times, the sum of (1) the executive's base salary in effect immediately prior to the date of termination and (2) the most recent annual bonus paid to the executive, and (iii) life and health insurance benefits for a three-year period after the date of termination (for the CEO and CFO) and for the two-year period after the date of termination (for the remaining Named Executive Officers);

  •
  the agreements provide for excise tax gross-up payments that reimburse the executives for any excise taxes they may incur under Section 4999 of the Internal Revenue Code;

  •
  the agreements contain non-competition and non-solicitation provisions; and

  •
  each executive has agreed not to disclose confidential information.

        For purposes of these employment agreements,

  •
  Change in control is defined, in general terms, to mean the closing of (i) a merger, combination, consolidation or similar business transaction involving the Company after which our shareholders cease to own a majority of the surviving entity, directly or indirectly, (ii) a sale or transfer of all or substantially all of our assets, other than to an entity the majority of which is owned by our shareholders or (iii) a sale of a majority of the Company's Common Shares, other than to an entity the majority of which is owned by our shareholders;

  •
  Cause means the executive's (i) commission or conviction of any crime or criminal offense involving monies or other property or any felony; (ii) commission or conviction of fraud or embezzlement; (iii) uncured material and knowing violation of any obligations imposed upon him personally; or (iv) egregious misconduct involving serious moral turpitude;

  •
  Good reason means (i) a material reduction in the executive's authority, perquisites, position, or responsibilities; (ii) relocation of our primary place of business or the executive to another office more than 75 miles from Boston, Massachusetts; or (iii) our willful and material violation of the employment agreement or any agreement between the executive and us; in each case that is uncured; and,

  •
  Material breach means the executive's uncured (i) breach of any of his fiduciary duties to us or our shareholders or making of a willful misrepresentation or omission, in each case which would reasonably be expected to materially adversely affect our business, properties, assets, condition (financial or other) or prospects; (ii) willful, continual and material neglect or failure to discharge his duties, responsibilities or obligations; (iii) habitual drunkenness or substance abuse which materially interferes with the executive's ability to discharge his duties, responsibilities or obligations; or (iv) willful and material violation of any non-competition, non-disparagement, or confidentiality agreement.

Omnibus Incentive Plan

        Under the Omnibus Incentive Plan, upon a termination by the Company for a reason other than for cause or disability, all unvested shares of restricted stock which were not granted during the year of termination will vest. Under the Omnibus Incentive Plan, "cause" means (i) the willful engaging by the participant in misconduct that is demonstrably injurious to the Company (monetarily or otherwise), as determined by the Board in its sole discretion, (ii) the participant's conviction of, or pleading guilty or nolo contendere to, a felony involving moral turpitude, (iii) the participant's violation of any confidentiality, non-solicitation, or non-competition covenant to which the participant is subject, or (iv) the participant's poor performance, as determined by reasonable business objectives, after written notice from the Company and a reasonable opportunity to correct such poor performance. If, while any award granted under the Omnibus Incentive Plan remains outstanding, a change in control of the Company occurs, then all stock options and stock appreciation rights outstanding at the time of the change in control will become exercisable in full immediately prior to the change in control and all restrictions on restricted stock awards will lapse.

        Under the Omnibus Incentive Plan, a change in control is defined, in general terms, to include the closing of (i) a merger, combination, consolidation or similar business transaction involving the Company after which our shareholders cease to own a majority of the surviving entity, directly or indirectly; (ii) a sale or transfer of all or substantially all of our assets, other than to an entity the majority of which is owned by our shareholders; or (iii) a sale of a majority of the Company's Common Shares, other than to an entity the majority of which is owned by our shareholders.

        The following table sets forth the estimated incremental payments and benefits, beyond existing compensation and benefit entitlements described in this Proxy Statement that are not contingent upon a termination or change in control, payable to each NEO upon termination of his employment or a change in control of the Company, assuming that the triggering event occurred on December 31, 2010. We have not included amounts that would be provided upon a termination of employment under contracts, agreements, plans or arrangements, such as our 401(k) plan or our vacation policy, to the extent they are available generally to all of our salaried employees and do not discriminate in scope, terms, or operation in favor of our executive officers. Amounts shown below include amounts in the NEOs' EICP deferred compensation accounts as of December 31, 2010.

	Change in Control		Involuntary Termination
Name	Without Termination (1)	Termination Without Cause or For Good Reason (2)	With Cause or Due to Material Breach or Poor Performance (3)	Without Cause (4)	Resignation For Good Reason (5)	Death or Disability (6)
David F. Brussard	$8,844,605	$16,355,767	$5,159,854	$7,536,274	$5,752,644	$9,012,922
William J. Begley, Jr.	2,273,723	4,720,685	1,193,763	1,952,835	1,443,186	2,414,287
Daniel D. Loranger	2,869,066	3,961,054	1,921,179	2,727,113	2,217,464	3,034,764
Edward N. Patrick, Jr.	2,745,215	4,839,962	1,813,344	2,584,815	2,075,166	2,892,466
George M. Murphy	1,386,484	2,744,575	412,266	1,074,090	620,225	1,504,763

(1)
If there is a change in control but there is no termination of employment, the NEO would not be entitled to receive any incremental benefit under his respective employment agreement with the Company. However, the vesting or distribution of certain existing compensation reported previously in this Proxy Statement would be accelerated. Amounts in the "Without Termination" column above include the following:

        Equity Awards.    Under the Omnibus Incentive Plan, upon a change in control, all stock options will become exercisable in full immediately prior to the change in control and any restrictions imposed upon restricted stock awards will lapse. The estimated value as of December 31, 2010 of the previously granted restricted stock awards that would be accelerated for each NEO is as follows: Mr. Brussard—$3,260,278; Mr. Begley—$971,101; Mr. Loranger—$817,300; Mr. Patrick—$817,300; and Mr. Murphy—$884,538. The estimated value of restricted stock awards was calculated based upon the closing price of our common stock on December 31, 2010. There were no stock options outstanding for any of the NEOs at December 31, 2010.

        Annual Incentive.    Under the Annual Performance Incentive Plan, upon a change in control, all performance objectives for the current Performance Period would be deemed to have been achieved at target levels of performance. The amount payable to each NEO based upon such assumed performance as of December 31, 2010 would be as follows: Mr. Brussard—$622,070; Mr. Begley—$192,000; Mr. Loranger—$229,349; Mr. Patrick—$201,845; and Mr. Murphy—$159,000.

        Deferred Compensation Balances.    Upon a change in control, the NEOs would be entitled to receive any amounts previously deferred under the EICP (reported as of December 31, 2010 in Balance at Last Fiscal Year End column of the Nonqualified Deferred Compensation Table in this Proxy Statement).

(2)
In addition to the incremental payment amounts estimated upon a change in control without termination, if there is a change in control followed by termination by the Company for a reason other than cause or disability or by the executive for good reason, the NEO would be entitled to incremental payment and benefits under his respective employment agreement with the Company. Amounts in the "Termination Without Cause or For Good Reason" column include, in addition to the incremental payment amounts estimated upon a change in control without termination, the following:

        Lump Sum Payments.    The amount payable at three times annual base plus bonus for Mr. Brussard and Mr. Begley and at two times annual base plus bonus for the remaining NEOs would be as follows: Mr. Brussard—$3,561,012; Mr. Begley—$1,304,238; Mr. Loranger—$1,066,390; Mr. Patrick—$938,508; and Mr. Murphy—$710,900.

        Life and Health Insurance Benefits.    The NEOs are entitled to Company provided life and health benefits for three years after the termination date for Mr. Brussard and Mr. Begley and two years after the termination date for the remaining NEOs. The amounts are estimated as follows: Mr. Brussard—$38,397; Mr. Begley—$37,692; Mr. Loranger—$25,598; Mr. Patrick—$25,376; and Mr. Murphy—$24,558.

        Excise Tax Gross-up Payments.    The estimated reimbursement to the NEOs for excise tax payments they may incur are as follows: Mr. Brussard—$3,911,753; Mr. Begley—$1,105,032; Mr. Loranger—$0; Mr. Patrick—$1,130,863; and Mr. Murphy—$622,633.

(3)
The estimated incremental payments shown in this column include amounts deferred as of December 31, 2010 under the EICP, plus three months of base salary and life and health benefits estimated as follows: Mr. Brussard—$197,597; Mr. Begley—$83,141; Mr. Loranger—$98,762; Mr. Patrick—$87,274; and Mr. Murphy—$69,320. . The three months' of base salary and life and health benefits would not be payable upon the Company's termination of the executive with cause or due to his material breach.

(4)
The estimated incremental payments shown in this column include amounts deferred as of December 31, 2010 under the EICP, plus the following incremental payments and benefits included in this column.

        Lump Sum Payments.    The amount payable equal to the annual base salary which would have been due under the remaining term of the NEOs employment contracts are as follows: Mr. Brussard—$777,588; Mr. Begley—$320,000; Mr. Loranger—$382,248; Mr. Patrick—$336,408; and Mr. Murphy—$265,000.

        Equity Awards.    Under the Omnibus Incentive Plan, if the termination by the Company is for a reason other than cause, all stock options may be exercised for a period of three months following the date of termination and unvested shares of restricted stock which were not granted during the year in which the termination occurs will vest. The estimated value as of December 31, 2010 of the previously granted awards that would be accelerated for each NEO is as follows: Mr. Brussard—$1,783,630; Mr. Begley—$509,649; Mr. Loranger—$509,649; Mr. Patrick—$509,649; and Mr. Murphy—$453,865. The estimated value of restricted stock awards was calculated based upon the closing price of our common stock on December 31, 2010. There were no stock options outstanding for any of the NEOs at December 31, 2010.

        Life and Health Insurance Benefits.    The NEOs are entitled to Company provided life and health benefits equal to the benefits which would have been provided under the remaining term of their respective employment contracts. The amounts are estimated as of December 31, 2010 as follows: Mr. Brussard—$12,799; Mr. Begley—$12,564; Mr. Loranger—$12,799; Mr. Patrick—$12,688; and Mr. Murphy—$12,279.

(5)
The estimated payments shown in this column include amounts deferred as of December 31, 2010 under the EICP, the lump sum payments and life and health insurance benefits as shown in note (4). Under the Omnibus Incentive Plan, if the termination by the NEO is for good reason, all unvested shares of restricted stock will be forfeited. Hence, the amounts shown in this column do not include an incremental benefit related to equity awards.

(6)
The estimated incremental payments shown in this column include amounts deferred as of December 31, 2010 under the EICP, a lump sum payment equal to 100% of the NEO's base salary, Company provided life and health insurance benefits for one year, and the estimated value of all unvested restricted stock awards as of December 31, 2010 as shown in note (1).

Compensation Policies and Practices as They Relate to the Company's Risk Management

        The Compensation Committee considers, among other things, in establishing and reviewing our executive compensation program, whether the program pays the executives for performance and whether the program encourages unnecessary or excessive risk taking. The Compensation Committee reviews annually the principal components of executive compensation. Base salaries are reviewed annually and fixed in amount. Annual incentive pay is focused on achievement of certain overall financial goals and is determined using specific performance criteria. The Compensation Committee believes that these cash incentive plans appropriately balance risk, payment for performance and the desire to focus executives on specific financial and leadership measures and that they do not encourage unnecessary or excessive risk taking. We believe that the Company's compensation policies and practices for all employees, including non-executive officers, are reasonable and do not create any material risk or adverse effect on the Company.

DIRECTOR COMPENSATION

        Our bylaws provide that at the discretion of the Board, the directors may be paid their expenses, if any, at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as a director. Since we completed our initial public offering of common stock on November 27, 2002, directors who are employees have not received any compensation for serving as directors and directors who were not our employees have received an annual retainer paid in quarterly installments. Since 2004, the annual directors fees have been $35,000 annually per non-management director, plus an additional $10,000 annually to the Chairman of the Audit Committee to be paid quarterly. On March 9, 2009, our Compensation Committee approved an increase of $5,000 to the annual compensation of the Chairman of our Compensation Committee and the Chairman of our Nominating and Governance Committee retroactively effective on January 1, 2009. On March 19, 2009, our Compensation Committee approved an increase of $5,000 to the annual compensation of the Chairman of our Investment Committee retroactively effective on January 1, 2009. On March 9, 2011, our Compensation Committee approved an increase in the annual non-employee directors fees to $60,000 annually effective on March 9, 2011.

        On March 9, 2010 and March 9, 2011, the Compensation Committee approved grants of 1,000 shares of restricted stock to each of our non-employee directors effective on such dates. The shares cannot be sold, assigned, pledged, or otherwise transferred, encumbered or disposed of until the recipient is no longer a member of our Board.

        The following table sets forth the fees paid to the members of the Board for services provided in 2010.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)
A. Richard Caputo, Jr.	$40,000	$38,780	$—	$78,780
Frederic H. Lindeberg	40,000	38,780	—	78,780
Peter J. Manning	45,000	38,780	—	83,780
David K. McKown	40,000	38,780	—	78,780

(1)
David F. Brussard, Chairman of the Board and our president and CEO is not included in this table as he is also an employee and receives no separate compensation for service on our Board.

(2)
The amounts in this column represent 1,000 shares granted to each Director multiplied by $38.78, the closing price of the stock on March 9, 2010, the date of the grant. As of December 31, 2010, no directors who are not our employees held unvested stock awards or unexercised stock options, with the exception of Frederick H. Lindeberg who held 6,000 unexercised stock options awarded on August 30, 2004.

 REPORT OF THE AUDIT COMMITTEE

        The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company's accounting and financial reporting process, and is more fully described in its charter which the Board and the Audit Committee have adopted and is included as Appendix A to this Proxy Statement.

        Each member of the Audit Committee satisfies the definition of an "independent director" as established by Rule 4200 of the NASDAQ Marketplace Rules. The Audit Committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

        Management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over the accounting and financial reporting process. PwC is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to express an opinion on the financial statements and on the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with the audit of the Company's consolidated financial statements for the year ended December 31, 2010 the Audit Committee has:

  •
  reviewed and discussed the audited consolidated financial statements with management and PwC;

  •
  discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

  •
  received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent auditors their independence;

  •
  met and held discussions with the head of the Company's internal audit group; and

  •
  reviewed our written charter and practices and determined that they meet the applicable requirements of the NASDAQ Marketplace Rules and the SEC.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and be filed with the SEC.

                      Respectfully submitted,

                      PETER J. MANNING, CHAIRMAN
                      FREDERIC H. LINDEBERG
                      DAVID K. MCKOWN

        The above report of the Audit Committee of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
AND MANAGEMENT

        The following table sets forth certain information as of April 1, 2011 with respect to the beneficial ownership of shares of common stock by the following individuals: (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of such stock; (b) each of our directors and director nominees; (c) each of our Named Executive Officers; and (d) all of our directors, director nominees and executive officers as a group. Except as stated below, each holder listed below has sole or shared investment and/or voting power with respect to the shares of common stock beneficially owned by the holder, subject to community property laws where applicable. The information in the table and the related notes has been furnished by or on behalf of the indicated owners.

        The mailing address of each director, director nominee, and executive officer shown below is c/o Safety Insurance Group, Inc., 20 Custom House Street, Boston, MA 02110.

Name and Address of Beneficial Owner	Amount of Shares Beneficially Owned	Percentage of Class (%) (8)
(a) Security ownership of certain beneficial owners:
BlackRock, Inc. (1)	1,254,721	8.3%
40 East 52nd Street
New York, New York 10022
JZ Capital Partners Limited (2)	1,157,123	7.6%
Glategny Esplanade, St. Peter Port
Guernsey, GY1 3NQ, Channel Islands
Neuberger Berman Group, LLC (3)	1,073,249	7.1%
605 Third Avenue
New York, NY 10158
Dimensional Fund Advisors LP (4)	1,029,930	6.8%
6300 Bee Cave Road
Austin, Texas 78746
SRB Corporation (5)	834,843	5.5%
100 Summer Street
Boston, MA 02110
(b) Security ownership of directors and director nominee:
David F. Brussard *	475,526	3.1%
A. Richard Caputo, Jr. (6) *	164,027	1.1%
Frederic H. Lindeberg (7)	16,287	0.1%
Peter J. Manning	7,500	0.0%
David K. McKown	7,000	0.0%
(c) Security ownership of Named Executive Officers:
David F. Brussard	475,526	3.1%
Daniel D. Loranger	269,368	1.8%
Edward N. Patrick, Jr.	165,660	1.1%
William J. Begley, Jr.	104,886	0.7%
George M. Murphy	31,657	0.2%
(d) All directors, director nominees and executive officers as a group (12 persons) (6)	1,427,235	9.4%

*
Nominee for director.

(1)
Based on Schedule 13G/A, dated February 8, 2011 filed by BlackRock, Inc. which states sole voting power and sole dispositive power over all 1,254,721 shares.

(2)
JZ Capital Partners Limited is an investment trust listed on the London Stock Exchange. Its business is to invest, primarily in the United States, in debt and equity securities recommended by Jordan/Zalaznick Advisors, Inc., a Delaware corporation, based in New York, that is its sole investment advisor. The Jordan Company LP is an affiliate of Jordan/Zalaznick Advisors, Inc. JZ Capital Partners Limited is governed by a board of independent directors.

(3)
Based on Schedule 13G, dated February 14, 2011, filed by Neuberger Berman Group, LLC which states sole voting power and sole dispositive power over all 1,073,249 shares.

(4)
Based on Schedule 13G/A, dated February 11, 2011, filed by Dimensional Fund Advisors LP which states sole voting power over 1,003,779 shares and sole dispositive power over all 1,029,930 shares.

(5)
Based on Schedule 13G, dated March 25, 2011, filed by SRB Corporation which states sole voting power and sole dispositive power over all 834,843 shares.

(6)
Mr. Caputo is a Partner and Managing Principal of The Jordan Company, L.P., the private investment firm that with management conducted the acquisition of the Company in October 2001.

(7)
Includes shares which, as of the record date, may be acquired within sixty days pursuant to the exercise of options, which shares are treated as outstanding for purposes of determining beneficial ownership and computing the percentage set forth (Mr. Lindeberg—6,000 shares and all directors, director nominees and executive officers as a group—14,000 shares).

(8)
Percentage of class refers to percentages of class beneficially owned as the term beneficial ownership is defined in Rule 13d-3 under the Securities Exchange Act of 1934 and is based upon the 15,180,762 shares of common stock outstanding and eligible to vote on the Record Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities, if any. Executive officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on the Company's review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation Committee consists of David K. McKown (Chairman), Frederic H. Lindeberg and Peter J. Manning, who are three independent non-employee directors who have no "interlocking" relationships as defined by the SEC, or other relationships with us that would call into question their independence as a member of the Compensation Committee. During fiscal year 2010, none of our executive officers served (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our board.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        From January 1, 2010 to the present, there have been no (and there are no currently proposed) transactions in which we were (or are to be) a participant and the amount involved exceeded $120,000 and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except the compensation arrangements described above for our Named Executive Officers and directors and compensation arrangements with our other executive officers not required to be disclosed in this section by the rules and regulations of the SEC.

        We have adopted and maintain a code of business conduct and ethics that applies to all directors, executive officers and employees. The code covers matters that we believe are supportive of high standards of ethical business conduct, including those regarding legal compliance, conflicts of interest, insider trading, maintenance of corporate books and records, gifts and entertainment, political contributions, confidentiality, public communications, special obligations applicable to our CFO and members of the audit committee, and standards and procedures for compliance with the code. The code can be found on our website at www.SafetyInsurance.com. Shareholders may also obtain a copy of the code by writing to the Office of Investor Relations at the address set forth under "Available Information."

        The code does not distinguish between potential conflict of interest transactions involving directors or executive officers and those involving other employees. It notes that all covered persons shall be responsible for the enforcement of the policies set forth in the code and will be held accountable for any violations of the code. Any of our officers or employees having any information or knowledge regarding any transaction or activity prohibited by the code shall promptly report the same to our CFO, who shall review and determine whether to approve of potential conflicts of interest for employees. Review and approval of potential conflicts of interests of officers and directors shall be made by the audit committee of our board of directors.

        The code does not expressly set forth the standards that would be applied in reviewing, approving or ratifying transactions in which our directors, executive officers or 5% stockholders have a material interest. We expect that in connection with the review, approval or ratification of any such transaction, our CFO and audit committee will be provided with all material information then available regarding the transaction, the nature and extent of the director's, executive officer's or 5% stockholder's interest in the transaction, and the terms upon which the products, services or other subject matter of the transaction could be provided by alternative sources. We expect that any such transaction would be approved or ratified only if our CFO or audit committee, as applicable, concluded in good faith that it was in our interest to proceed with it. We expect that pre-approval will be sought for any such transaction when practicable, and when pre-approval is not obtained, that any such transaction will be submitted for ratification as promptly as practicable.

OTHER MATTERS

Inspectors of Election

        Computershare Trust Company, N.A., P.O. Box 43023, Providence, RI 02940-3078, Tel. 1-781-575-2879, www.computershare.com, has been appointed as Inspectors of Election for the Company's 2011 Annual Meeting. Representatives of Computershare will attend the 2011 Annual Meeting to receive votes and ballots, supervise the counting and tabulating of all votes and ballots, and determine the results of the vote.

Delivery of Documents to Shareholders Sharing an Address

        We have adopted a procedure approved by the SEC, called "householding." Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings. If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our Annual Reports and/or Proxy Statements, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Annual Report or Proxy Statement for your household, please contact our transfer agent, Computershare (in writing: P.O. Box 43023, Providence, RI 02940-3078; by telephone: 1-781-575-2879). If you participate in householding and wish to receive a separate copy of the 2010 Annual Report or this Proxy Statement, or if you do not wish to participate in householding and prefer to receive separate copies of future Annual Reports and/or Proxy Statements, please contact Computershare as indicated above. Beneficial shareholders can request information about householding from their banks, brokers or other holders of record. The Company hereby undertakes to deliver promptly upon written or oral request, a separate copy of the Annual Report to Our Shareholders, or Proxy Statement, as applicable, to a Company shareholder at a shared address to which a single copy of the document was delivered.

Available Information

        The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934. In accordance therewith, the Company files reports, proxy statements and other information with the SEC. The Company will provide to any shareholder, upon request and without charge, copies of all documents (excluding exhibits unless specifically requested) filed with the SEC. Written, telephone, fax or e-mail requests should be directed to the Office of Investor Relations, Safety Insurance Group, Inc., 20 Custom House Street, Boston, MA 02110, Tel: 877-951-2522, Fax: 617-603-4837, or e-Mail to InvestorRelations@SafetyInsurance.com. These documents are also made available on the Company's website, www.SafetyInsurance.com, as soon as reasonably practicable after each SEC Report is filed with or furnished to the SEC.

Shareholder Proposals for the 2012 Annual Meeting of Shareholders

        Any shareholder proposals intended to be presented at our 2012 Annual Meeting and considered for inclusion in our proxy materials must be received by December 21, 2011. Any shareholder proposals intended to be presented at our 2012 Annual Meeting and not included in our proxy materials must comply with the advance notice provisions in Article II, Section 2 and Article III, Section 1 of our bylaws. Notices must be received by December 21, 2011. In addition, shareholders who wish to nominate directors for election or make other proposals must comply with the procedures described in our bylaws. All shareholder proposals should be directed to our Secretary, William J. Begley, Jr., at our address listed on page 1 of this Proxy Statement.

By Order of the Board of Directors,

WILLIAM J. BEGLEY, JR. Vice President, Chief Financial Officer and Secretary

APPENDIX A

Safety Insurance Group, Inc.
AUDIT COMMITTEE CHARTER

As approved by the Audit Committee and Board on April 7, 2005

        This Charter (this "Charter') of the Audit Committee has been adopted by the Board of Directors (the "Board") of Safety Insurance Group, Inc (the "Company").

I. General Statement of Purpose

        The Audit Committee of the Board of the Company assists the Board in general oversight and monitoring of: (i) the integrity and audits of financial statements of the Company; (ii) the independent auditor's qualifications and independence; (iii) the performance of the Company's internal audit function and independent auditors; (iv) the accounting and financial reporting processes of the Company; and (v) the Company's procedures for compliance with legal and regulatory requirements.

II. Audit Committee Composition

        The Audit Committee shall be comprised of a minimum of three directors as appointed by the Board, who shall meet the independence and audit committee composition requirements of the Marketplace Rules promulgated by the National Association of Securities Dealers, Inc., as may be modified or supplemented, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, the rules and regulations of the U.S. Securities and Exchange Commission (the "Commission") and any applicable requirements of state law. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including a balance sheet and statements of operations, comprehensive income and cash flows, and to the extent required, at least one member shall be an "Audit Committee Financial Expert" as such term is defined by the Commission.

        The members of the Audit Committee shall be elected by the Board and shall continue to serve as such until the next annual meeting of the Board or until their respective successors are designated. Any vacancy that might arise in the membership of the Audit Committee shall be filled by appointment of the Board.

III. Meetings

        The Audit Committee will meet as often as may be deemed necessary or appropriate and at such times and places as it shall determine, but not less frequently than quarterly. The Audit Committee will meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee will record the actions taken at such meetings and will report to the Board with respect to its meetings.

IV. Responsibilities and Authority

        The Audit Committee shall have the sole authority to appoint, replace, determine funding for, and oversee the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Audit Committee.

        The Audit Committee shall preapprove all auditing and review services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor in accordance with applicable rules and regulations.

        The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

        The Audit Committee shall be responsible for (i) ensuring its receipt of a formal written statement delineating all relationships between the independent auditor and the Company from the independent auditors, consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented; (ii) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors; and (iii) taking, or recommending that the Board take, appropriate action to oversee the independence of the independent auditor.

        The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

V. Audit Committee Principal Processes

        The principal processes of the Audit Committee will generally include the following which are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate:

  A.
  Financial Statement and Disclosure

  1.
  Review and discuss with management and the independent auditor the annual earnings release and annual audited financial statements, including disclosures made in management's discussion and analysis.

  2.
  Review and discuss with management and the independent auditor the Company's quarterly earnings releases and quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made in management's discussion and analysis and the results of the independent auditor's review of the quarterly financial statements.

  3.
  Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

  4.
  Review and discuss quarterly reports from the independent auditors on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  5.
  Review management's conclusions about the Company's disclosure controls and procedures.

    6.
    Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

    7.
    Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

  B.
  Oversight of the Company's Relationship with the Independent Auditor

  1.
  Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors.

  2.
  Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

  C.
  Oversight of the Company's Internal Audit Function

  1.
  Review the appointment and replacement of the senior internal auditing executive.

  2.
  Review the significant reports to management prepared by the internal auditing department and management's responses.

  3.
  Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

VI. Annual Evaluation

        The Audit Committee shall review and reassess this Charter on an annual basis.

VII. Limitation of Audit Committee's Role

        Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles or the rules of the Commission. Such responsibilities are the duty of management and the independent auditor.

APPENDIX B

Safety Insurance Group, Inc.
COMPENSATION COMMITTEE CHARTER

As approved by the Compensation Committee and the Board on March 25, 2004

        This Charter (this "Charter") of the Compensation Committee (the "Committee") has been adopted by the Board of Directors (the "Board") of Safety Insurance Group, Inc. (the "Company").

I. General Statement of Purpose

        The Committee shall assist in fulfilling the Board's oversight responsibilities relating to compensation including, but not limited to: (i) reviewing and making recommendations to the Board on the Company's compensation practices and policies; (ii) determining or recommending to the Board for determination, the salaries and incentive compensation of the Chief Executive Officer and all other executive officers; and (iii) administering and interpreting the Company's equity-based plans. The Committee shall also prepare the report required to be included in the Company's annual proxy statements pursuant to the rules promulgated by the United States Securities and Exchange Commission.

II. Responsibilities and Authority

        In furtherance of this purpose, the Committee shall have the following responsibilities and authority:

  a.
  The Committee shall approve, and review at least annually, the terms of any agreement providing for the compensation of the Chief Executive Officer. If there is no such agreement in place, or if such agreement provides for compensation based upon a determination by the Board, the Committee shall determine, or recommend to the Board for determination, the Chief Executive Officer's annual compensation, including salary, bonus, incentive and equity compensation.

  b.
  The Committee shall approve, and review at least annually, the terms of any agreement providing for the compensation of any executive officer of the Company. If there is no such agreement in place, or if such agreement provides for compensation based upon a determination by the Board, the Committee shall determine, or recommend to the Board for determination, the annual compensation, including salary, bonus, incentive and equity compensation of such executive officers.

  c.
  To consider and take actions with respect to adoption, amendment, administration or termination of long-term incentive plans, equity/stock plans (subject to paragraph d below), retirement or pension plans, and other plans related to compensation of current and former employees of the Company.

  d.
  To review the terms and conditions of compensation and incentive plans, evaluate the performance of compensation and incentive plans, and approve, and recommend to the Board for its approval, the initial adoption of any equity-based plans and any material modifications to such plans (such as an increase in the number of shares of the Company's common stock available for grant thereunder) as the Committee deems appropriate.

  e.
  To recommend to the Board the compensation of outside directors.

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  f.
  To delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

  g.
  To exercise such additional powers as may be reasonably necessary, in the Committee's discretion, to fulfill its responsibilities hereunder.

III. Outside Advisors

        The Committee, acting by majority vote, shall have the authority to retain and terminate compensation consultants to assist in the evaluation of Chief Executive Officer or executive officer compensation, including sole authority to approve such consultants' fees and any other retention terms. The Committee, acting by majority vote, shall also have sole authority to obtain advice and assistance from internal or external legal, accounting or other advisors to assist the Committee in fulfilling its responsibilities hereunder.

IV. Annual Evaluation

        The Committee shall review this Charter annually and recommend to the Board any improvements to this Charter it deems necessary.

V. Membership

        The Committee shall consist of no fewer than two (2) directors, as determined by the Board. Each Committee member shall meet the independence requirements of the Marketplace Rules promulgated by the National Association of Securities Dealers, Inc., as determined by the Board, and any other requirements set forth in applicable laws, rules and regulations.

        Committee members shall be appointed annually by a majority vote of the Board on the recommendation of the Nominating and Corporate Governance Committee. The Committee members may be removed, with or without cause, by a majority vote of the Board.

VI. Chairman

        The Committee shall include a Committee chairman. The Committee chairman shall be appointed by a majority vote of the Board. The Committee chairman shall be entitled to chair all regular sessions of the Committee, add topics to the agenda, and cast a vote to resolve any ties.

VII. Meetings

        The Committee shall meet as often as necessary to carry out its responsibilities, but at least twice yearly. The Committee chairman may call a Committee meeting upon due notice of each other Committee member at least forty-eight (48) hours prior to the meeting, unless such notice is waived by any Committee member not receiving such notice. Any Committee member may request the Committee chairman to call a meeting. A majority of Committee members, acting in person or by proxy, shall constitute a quorum. The Committee shall be responsible for maintaining minutes and other applicable records of each Committee meeting. The Committee shall report its actions and recommendations to the Board after each Committee meeting.

        The Committee may invite to, or exclude from, its meetings any individual it deems appropriate in order to carry out its responsibilities.

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APPENDIX C

Safety Insurance Group, Inc.
NOMINATING AND GOVERNANCE COMMITTEE CHARTER

As approved by the Nominating and Governance Committee on March 8, 2005
and the Board on March 10, 2005

        This Charter (this "Charter") of the Nominating and Governance Committee (the "Committee") has been adopted by the Board of Directors (the "Board") of Safety Insurance Group, Inc. (the "Company").

I. General Statement of Purpose

        The Committee shall assist the Board in identifying individuals qualified to become Board members, recommend director-nominees to the Board for annual shareholders' meetings, take a leadership role in shaping the Company's corporate governance and oversee the evaluation of the Board, management and the Board committees.

II. Responsibilities and Authority

        In furtherance of this purpose, the Committee shall have the following responsibilities and authority:

  1.
  To lead the search for individuals qualified to become Board members to the extent necessary to fill vacancies on the Board or as otherwise desired by the Board.

  2.
  To develop and recommend to the Board for its approval a policy regarding director nominees recommended by shareholders, including the procedures to be followed by shareholders in submitting such recommendations. The Committee shall assess the adequacy of such policy on an annual basis, or more frequently as circumstances dictate, and recommend changes to the Board.

  3.
  To develop a process for identifying and evaluating director nominees. The Committee shall assess the adequacy of such process on an annual basis, or more frequently as circumstances dictate, and implement any changes to such policy as determined by a majority vote of the Committee.

  4.
  To conduct all necessary and appropriate inquiries into the background and qualifications of each possible director nominee.

  5.
  To make an annual report to the Board on emergency as well as expected CEO succession planning. The full Board will work with the Committee to recommend and evaluate potential successors to the CEO.

  6.
  To develop a process for shareholders of the Company to send communications to the Board. The Committee shall assess the adequacy of such process on an annual basis, or more frequently as circumstances dictate, and implement any changes to such policy as determined by a majority vote of the Committee.

  7.
  To develop and recommend to the Board for its approval a policy regarding Board members' attendance at annual meetings. The Committee shall assess the adequacy of such policy on an annual basis, or more frequently as circumstances dictate, and recommend changes to the Board.

  8.
  To review written communications from shareholders concerning the Company's annual general meeting and governance process and make recommendations to the Board as necessary.

C-1

  9.
  To annually review and reassess the adequacy of the Company's Code of Business Conduct and recommend changes to the Board as necessary.

  10.
  To review requests from directors and executive officers of the Company for waivers from the Company's Code of Business Conduct, to make recommendations to the Board concerning such requests, and to review any required disclosures relating to such waivers.

  11.
  To review and approve all related-party transactions, as such term is defined in the NASDAQ Marketplace Rules.

  12.
  To delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

  13.
  To exercise such additional powers as may be reasonably necessary, in the Committee's discretion, to fulfill its responsibilities hereunder.

III. Outside Advisors

        The Committee, acting by majority vote, shall have sole authority to retain and terminate any search firm employed to identify director nominees, including sole authority to approve the search firm's fees and any other retention terms. The Committee, acting by majority vote, shall also have sole authority to obtain advice and assistance from internal or external legal, accounting, or other advisors to assist the Committee in fulfilling its responsibilities hereunder.

IV. Annual Evaluation

        The Committee shall review this Charter annually and recommend to the Board any improvements to this Charter it deems necessary.

V. Membership

        The Committee shall consist of no fewer than two (2) directors, as determined by the Board. Each Committee member shall meet the independence requirements of the Marketplace Rules promulgated by the National Association of Securities Dealers, Inc., as determined by the Board, and any other requirements set forth in applicable laws, rules and regulations. The Committee members shall be appointed annually, and may be removed, with or without cause, by a majority vote of the Board.

VI. Chairman

        The Committee shall include a Committee chairman. The Committee chairman shall be appointed by a majority vote of the Board. The Committee chairman shall be entitled to chair all regular sessions of the Committee, add topics to the agenda, and cast a vote to resolve any ties.

VII. Meetings

        The Committee shall meet as often as necessary to carry out its responsibilities, but at least twice yearly. The Committee chairman may call a Committee meeting upon due notice of each other Committee member at least forty-eight (48) hours prior to the meeting, unless such notice is waived by any Committee member not receiving such notice. Any Committee member may request the Committee chairman to call a meeting. A majority of Committee members, acting in person or by proxy, shall constitute a quorum. The Committee shall be responsible for maintaining minutes and other applicable records of each Committee meeting. The Committee shall report its actions and recommendations to the Board after each Committee meeting.

C-2

APPENDIX D

Safety Insurance Group, Inc.
MANAGEMENT OMNIBUS INCENTIVE PLAN

ARTICLE 1

Establishment, Objectives, and Duration

        1.1    Establishment of the Plan.    Safety Insurance Group, Inc., a corporation organized and existing under Delaware law (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Safety Insurance Group, Inc. 2002 Management Omnibus Incentive Plan, as amended" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, and Restricted Stock.

        The Plan first became effective when approved by the Board on June 25, 2002. The Plan, as amended, will become effective on May 19, 2006 if it is approved by the stockholders at the 2006 annual meeting. The Plan shall remain in effect as provided in Section 1.3 hereof.

        1.2    Objectives of the Plan.    The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's shareholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

        The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

        1.3    Duration of the Plan.    The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

ARTICLE 2

Definitions

        Whenever used in the Plan, the following terms shall have the meanings set forth below, and, when the meaning is intended, the initial letter of the word shall be capitalized:

        2.1   "Affiliate" means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls or is controlled by the Company.

        2.2   "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, or Restricted Stock.

        2.3   "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under the Plan.

        2.4   "Board" means the Board of Directors of the Company.

        2.5   "Cause" means (i) the willful engaging by the Participant in misconduct that is demonstrably injurious to the Company (monetarily or otherwise), as determined by the Board in its sole discretion, (ii) the Participant's conviction of, or pleading guilty or nolo contendere to, a felony involving moral turpitude, (iii) the Participant's violation of any confidentiality, non-solicitation, or non-competition covenant to which the Participant is subject, or (iv) the Participant's poor performance, as determined by the Board, based on reasonable business objectives, after written notice from the Company and a reasonable opportunity to correct such poor performance.

        2.6   "Change in Control" will be deemed to have occurred as of the first day any of the following events occurs:

  (a.)
  the closing of any merger, combination, consolidation or similar business transaction involving the Company in which the holders of Shares immediately prior to such closing are not the holders, directly or indirectly, of a majority of the ordinary voting securities of the surviving Person in such transaction immediately after such closing;

  (b.)
  the closing of any sale or transfer by the Company of all or substantially all of its assets to an acquiring Person in which the holders of Shares immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the acquiring Person immediately after such closing; or

  (c.)
  the closing of any sale by the holders of Shares of an amount of Shares that equals or exceeds a majority of the Shares immediately prior to such closing to a Person in which the holders of the Shares immediately prior to such closing are not the holders of a majority of the ordinary voting securities of such Person immediately after such closing.

        2.7   "Code" means the Internal Revenue Code of 19986, as amended from time to time.

        2.8   "Committee" means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

        2.9   "Company" means Safety Insurance Group, Inc., a corporation organized and existing under Delaware law, and any successor thereto as provided in Article 19 herein.

        2.10 "Consultant" means an independent contractor who is performing consulting services for one or more entities in the Group and who is not an employee of any entity in the Group.

        2.11 "Director" means a member of the Board or a member of the board of directors of an Affiliate.

        2.12 "Disability" shall have the meaning ascribed to such term in the long-term disability plan maintained by the Company, or if no such plan exists, at the discretion of the Committee.

        2.13 "Employee" means any employee of the Group, including any employees who are also Directors. Nonemployee Directors and Consultants shall not be considered Employees under this Plan.

        2.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        2.15 "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

        2.16 "Fair Market Value" shall be determined in good faith by the Committee.

        2.17 "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

        2.18 "Good Reason" means, with respect to an Employee, (a) a material reduction in an Employee's authority, perquisites, position or responsibilities (other than such a reduction in perquisites which affects all of the Company's senior executives on a substantially equal or proportionate basis), (b) the relocation of the Employee's primary place of business or the relocation of the Employee to another Company (or Affiliate) office more than 75 miles from the location of the Employee's principal office, or, if applicable, (c) the Employee's employer's willful, material violation of its obligations under his or her employment agreement, in each case, after 60 days prior written notice to the Employee's employer and its board of directors and the Employee's employer's failure thereafter to cure such reduction or violation.

        2.19 "Group" means the Company and the Affiliates.

        2.20 "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option intended to meet the requirements of Code Section 422.

        2.21 "Named Executive Officer" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

        2.22 "Nonemployee Director" shall have the meaning ascribed to such term in Rule 16b-3 of the Exchange Act.

        2.23 "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

        2.24 "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

        2.25 "Outside Director" shall have the meaning ascribed to such term under the regulations promulgated with respect to Code Section 162(m).

        2.26 "Participant" means a current or former Employee, Director, or Consultant who has outstanding an Award granted under the Plan.

        2.27 "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

        2.28 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

        2.29 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group," as defined in Section 13(d) thereof.

        2.30 "Restricted Stock" means an Award granted to a Participant pursuant to Article 8 herein.

        2.31 "Shares" means the shares of common stock of the Company, par value $0.01 per share, subject to adjustment pursuant to Section 4.2 herein.

        2.32 "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

        2.33 "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein.

        2.34 "Termination of Service" means, if an Employee, termination of employment with all entities in the Group, if a Director, termination of service on the Board and the board of directors of any Affiliate, as applicable, and if a Consultant, termination of the consulting relationship with all entities in the Group.

 ARTICLE 3

Administration

        3.1    The Committee.    The Plan shall be administered by the Committee. To the extent the Company deems it to be necessary or desirable with respect to any Awards made hereunder, the members of the Committee may be limited to Nonemployee Directors or Outside Directors, who shall be appointed from time to time by, and shall serve at the discretion of, the Board.

        3.2    Authority of the Committee.    Except as limited by law or by the Articles of Incorporation or the By-laws of the Company, and subject to the provisions herein, the Committee shall have full power to select the persons who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Participants; establish, amend, or waive rules and regulations for the Plan's administration as they apply to Participants; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, as the Plan applies to Participants. As permitted by law, the Committee may delegate its authority as identified herein.

        3.3    Decisions Binding.    All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Affiliates, Participants, and their estates and beneficiaries.

ARTICLE 4

Shares Subject to the Plan and Maximum Awards

        4.1    Number of Shares Available for Grants.

        a.     Subject to Section 4.2 herein, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 2,500,000. Shares underlying lapsed or forfeited Awards of Restricted Stock shall not be treated as having been issued pursuant to an Award under the Plan. Shares withheld from an Award of Restricted Stock to satisfy tax withholding obligations shall be counted as Shares issued pursuant to an Award under the Plan. Shares that are potentially deliverable under an Award that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of Shares shall not be treated as having been issued under the Plan. Shares that are withheld to satisfy the Exercise Price of an Option or tax withholding obligations related to an Option or SAR shall not be deemed to be Shares issued under the Plan. Unless the Committee determines that Code Section 162(m) will not apply to an Award, or that an Award should not be designed to comply with the Performance-Based Exception, the following limitations shall apply to grants of Awards under the Plan:

  (i.)
  Options: The maximum aggregate number of Shares with respect to which Options may be granted in any one calendar year to any one Participant shall be 1,250,000;

  (ii.)
  SARs: The maximum aggregate number of Shares with respect to which Stock Appreciation Rights may be granted in any one calendar year to any one Participant shall be 1,250,000; and

  (iii.)
  Restricted Stock: The maximum aggregate number of Shares of Restricted Stock that may be granted in any one calendar year to any one Participant shall be 1,250,000.

        4.2    Adjustments in Authorized Shares.    In the event of any change in corporate capitalization, such as a stock split or a stock dividend, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, an adjustment shall be made to the number and kind of Shares which may be delivered pursuant to Section 4.1, to the number, kind and/or price of Shares subject to outstanding Awards granted under the Plan, and to the individual Award limitations set forth in subsections 4.1(b)(1) through 4.1(b)(3), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be rounded to the nearest whole number, with one-half (1/2) of a Share rounded up to the next whole number.

ARTICLE 5

Eligibility and Participation

        5.1    Eligibility.    Persons eligible to participate in this Plan include all Employees, Directors and Consultants of the Group, as determined by the Committee.

        5.2    Actual Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6

Options

        6.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number (subject to Article 4 herein), and upon such terms, and at any time and from time to time as shall be determined by the Committee; provided, however, that ISOs may be granted only to Employees.

        6.2    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

        6.3    Exercise Price.    The Exercise Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. However, in the case of an ISO granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any subsidiary, the Exercise Price for each grant of an Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted. The Exercise Price will be subject to adjustment in accordance with the provisions of Section 4.2 of the Plan.

        6.4    Duration of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. However, in the case of an ISO granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any subsidiary, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted or such shorter term as the Committee may determine.

        6.5    Exercise of Options.    Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the

Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

        6.6    Payment.

        a.     Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

        b.     The Exercise Price of any Option shall be payable to the Company in full (i) in cash or its equivalent, (ii) if permitted by the Committee, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (provided that the Shares, other than Shares purchased by the Participant on the open market, must have been held by the Participant for at least six (6) months prior to their tender), or (iii) by a combination of (i) and (ii).

        c.     If the Company's shares are publicly traded, an Option may be exercised by means of a cashless exercise with the assistance of a broker or by any other means permitted by the Committee in accordance with such terms and conditions as the Committee, in its sole discretion, shall determine to be consistent with the Plan's purpose and applicable law.

        d.     Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise of an Option, provisions for full payment therefor and satisfaction or provision for satisfaction of any tax withholding or other obligations, the Company shall (i) deliver to the Participant, in the Participant's name or the name of the Participant's designee, a Share certificate or certificates in an appropriate amount based upon the number of Shares purchased under the Option, or (ii) cause to be issued in the Participant's name or the name of the Participant's designee, in book-entry form, an appropriate number of Shares based upon the number of Shares purchased under the Option.

        6.7    Nontransferability of Options.

        a.    Incentive Stock Options.    No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, during the lifetime of a Participant, all ISOs granted to such Participant under the Plan shall be exercisable only by such Participant.

        b.    Nonqualified Stock Options.    Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, during the lifetime of a Participant, all NQSOs granted to such Participant under the Plan shall be exercisable only by such Participant.

ARTICLE 7

Stock Appreciation Rights

        7.1    Grant of SARs.

        a.     Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

        b.     The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

        c.     The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Exercise Price of the related Option.

        7.2    Exercise of Tandem SARs.

        a.     Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

        b.     Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

        7.3    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.

        7.4    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

        7.5    Term of SARs.    The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

        7.6    Payment of SAR Amount.    Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

  a.
  the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

  b.
  the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

        7.7    Nontransferability of SARs.    Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, during the lifetime of a Participant, all SARs granted to such Participant under the Plan shall be exercisable only by such Participant.

ARTICLE 8

Restricted Stock

        8.1    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

        8.2    Restricted Stock Agreement.    Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

        8.3    Transferability.    Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. During the lifetime of a Participant, all rights with respect to the Restricted Stock granted to such Participant under the Plan shall be available only to such Participant.

        8.4    Restrictions.

        a.     Subject to the terms hereof, the Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable and as are set forth in the Award Agreement including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

        b.     The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

        c.     Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

        8.5    Voting Rights.    During the Period of Restriction, subject to any limitations imposed under the By-laws of the Company, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

        8.6    Dividends and Other Distributions.    Subject to the Committee's right to determine otherwise at the time of grant, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may receive or be credited with regular dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate and as are set forth in the Award Agreement. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock awarded to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for the Performance-Based Exception.

ARTICLE 9

Termination of Service

        Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise Options and SARs, and receive unvested Shares of Restricted Stock, following Termination of Service with the Group. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination of Service; provided, however, that the following shall automatically apply to the extent different provisions are not set forth in a Participant's Award Agreement:

  a.
  If the Termination of Service is by the Company for Cause, by a Nonemployee Director or Consultant for any reason, or by an Employee without Good Reason, all previously unexercised Options and SARs shall expire and all unvested Restricted Stock shall be forfeited upon the date of Termination of Service.

  b.
  If the Participant is an Employee and the Termination of Service is by the Participant for Good Reason, all previously unexercised Options and SARs may be exercised for a period of three (3) months after the date of the Participant's Termination of Service and all unvested Restricted Stock shall be forfeited as of such date.

  c.
  If the Termination of Service is a result of the Participant's death or Disability, all previously unexercised Options and SARs may be exercised for a period of 12 months after the date of the Participant's Termination of Service and all unvested Restricted Stock shall vest.

  d.
  If the Termination of Service is by the Company for any reason other than Cause or the Participant's Disability, all previously unexercised Options and SARs may be exercised for a period of three (3) months after the date of the Participant's Termination of Service and all unvested Restricted Stock which was not granted during the year in which such Termination of Service occurs shall vest. Any Restricted Stock granted during the year of Termination of Service shall be forfeited.

ARTICLE 10

Restrictions on Shares

        All Shares acquired pursuant Awards granted hereunder, and Participants' right to exercise Options and SARS and/or receive Shares upon exercise or vesting of an Award, shall be subject to all applicable restrictions contained in the Company's By-laws, shareholders agreement or insider trading policy, and any other restrictions imposed by the Committee, including, without limitation, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and restrictions under any blue sky or state securities laws applicable to such Shares.

ARTICLE 11

Performance Measures

        If Awards under the Plan are subject to Code Section 162(m) and the Committee determines that such Awards should be designed to comply with the Performance-Based Exception, the performance measure(s), the attainment of which determine the degree of payout and/or vesting, to be used for purposes of such Awards shall be chosen from among earnings per share, economic value added, market share (actual or targeted growth), net income (before or after taxes), operating income, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), gross or net underwriting results, revenue (actual or targeted growth), share price, stock price growth, total shareholder return, or such other performance measures as are approved by the Committee and the Company's shareholders.

        The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

        In the event that applicable tax laws change to permit the Committee to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, Awards that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

 ARTICLE 12

Beneficiary Designation

        Subject to the terms and conditions of the Plan and applicable Award Agreement, each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing during the Participant's lifetime with the party chosen by the Company, from time to time, to administer the Plan. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 13

Rights of Participants

        13.1    Continued Service.    Nothing in the Plan shall:

  a.
  interfere with or limit in any way the right of the Company to terminate any Participant's employment, service as a Director, or service as a Consultant with the Group at any time, or

  b.
  confer upon any Participant any right to continue in the service of any member of the Group as an Employee, Director or Consultant.

        13.2    Participation.    Participation is determined by the Committee. No person shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14

Change in Control

        14.1    Treatment of Outstanding Awards.    Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

  a.
  any and all Options and SARs granted hereunder shall become immediately exercisable; and

  b.
  any restriction periods and restrictions imposed on Restricted Stock shall lapse.

        14.2    Termination, Amendment, and Modifications of Change-in-Control Provisions.    Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, that the Board, upon recommendation of the Committee, may terminate, amend, or modify this Article 14 at any time and from time to time prior to the date of a Change in Control.

ARTICLE 15

Amendment, Modification, and Termination

        15.1    Amendment, Modification, and Termination.    The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan or any Award hereunder in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with any applicable tax or securities or the rules of any securities exchange on which the securities of the Company are listed, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon; provided further that no such shall alteration, amendment, suspension or termination shall adversely affect any Award hereunder without the consent of the Participant to whom such Award shall have been made.

        15.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements, if applicable, of Code Section 162(m), as amended from time to time.

        15.3    Compliance with Code Section 162(m).    At all times when Code Section 162(m) is applicable, all Awards granted under this Plan to Named Executive Officers, or to Participants who will likely become Named Executive Officers at the time of vesting or payment, shall be awarded and administered to comply with the requirements of Code Section 162(m), unless the Committee determines that such compliance is not desired. In addition, if changes are made to Code Section 162(m) or the regulations promulgated thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

ARTICLE 16

Withholding

        16.1    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (in cash or Shares) sufficient to satisfy any taxes required by federal, state, or local law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

        16.2    Share Withholding.    Participants may elect, subject to the approval of the Committee, to satisfy all or part of such withholding requirement by having the Company withhold Shares having a Fair Market Value equal to the amount to be withheld up to the minimum statutory total tax withholding rate (or such other rate that will not result in a negative accounting impact). All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17

Indemnification

        Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is subject to the person having been successful in the legal proceedings or having acted in good faith and what is reasonably believed to be a lawful manner in the Company's best interests. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 18

Successors

        All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19

Legal Construction

        19.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        19.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        19.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to, and may be made contingent upon satisfaction of, all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        19.4    Governing Law.    To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

        19.5    Code Section 409A Compliance.    To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service ("Section 409A"). Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

 Safety Insurance Group, Inc.
2002 Management Omnibus Incentive Plan, as Amended
Amendment

        This Amendment (this "Amendment") to the 2002 Management Omnibus Incentive Plan, as amended (the "Plan") is adopted as of December 31, 2008 by the Board of Directors of Safety Insurance Group, Inc. (the "Company").

        WHEREAS, the Company maintains the Plan, and pursuant to Article 15 of the Plan, the Board of Directors of the Company may alter, amend, suspend or terminate the Plan at any time; and

        WHEREAS, the Board of Directors of the Company desires to amend the Plan.

        NOW, THEREFORE, the Plan is hereby amended by this Amendment, effective as of December31, 2008, as follows:

  1.
  Section 2.16 shall be deleted in its entirety and replaced with the following:

  "Fair Market Value" shall mean (i) if the Shares are traded on any established stock exchange or traded on a national market system, the closing price on the trading day of the grant of the Awards or (ii) if the Shares are not traded on any established stock exchange or traded on a national market system, in accordance with a valuation methodology approved in good faith by the Committee and in compliance with Section 409A of the Code and the regulations issued thereunder.

  2.
  Section 19.5 shall be deleted in its entirety and replaced with the following:

  "Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with, and should be interpreted consistent with, the requirements of Section 409A of the Code and any related regulations or other guidance promulgated thereunder by the U.S. Department of the Treasury or the Internal Revenue Service."

  3.
  Except as expressly set forth in this Amendment, the Plan shall remain unchanged and in full force and effect.

 Safety Insurance Group, Inc.
2002 Management Omnibus Incentive Plan, as Amended
Amendment

        This Amendment (the "Amendment") to the 2002 Management Omnibus Incentive Plan, as amended (the "Plan"), effective as of August 4, 2010, is made by the Board of Directors of Safety Insurance Group, Inc. (the "Company").

        WHEREAS, the Company maintains the Plan, and pursuant to Article 15 of the Plan, the Board of Directors of the Company may alter, amend, suspend or terminate the Plan at any time; and

        WHEREAS, the Board of Directors of the Company desires to amend the Plan so that it will have discretion to provide exceptions to the general prohibition on transferability of restricted stock awards granted under the Plan.

        NOW, THEREFORE, the Plan is hereby amended by this Amendment, effective as of August 4, 2010, as follows:

  1.
  The second paragraph of Section 1.1 shall be deleted in its entirety and replaced with the following:

  "The Plan first became effective when approved by the Board on June 25, 2002. The Plan was amended on May 19, 2006, and approved by stockholders at the 2006 annual meeting. The Plan was subsequently amended on December 31, 2008 and August 4, 2010. The Plan shall remain in effect as provided in Section 1.3 hereof."

  2.
  Section 8.3 shall be deleted in its entirety and replaced with the following:

  "Except as provided in this Article 8 or as otherwise approved by the Committee and set forth in an Award Agreement, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. Except as provided in this Article 8 or as otherwise approved by the Committee and set forth in an Award Agreement, during the lifetime of a Participant, all rights with respect to the Restricted Stock granted to such Participant under the Plan shall be available only to such Participant."

  3.
  Except as expressly set forth in this Amendment, the Plan shall remain unchanged and in full force and effect.

APPENDIX E

Safety Insurance Group, Inc.
ANNUAL PERFORMANCE INCENTIVE PLAN

Section 1. Establishment and Purpose

        Safety Insurance Group, Inc. (hereinafter referred to as the "Company") hereby establishes a short-term incentive compensation plan to be known as the "Safety Insurance Group, Inc. Annual Performance Incentive Plan" (hereinafter referred to as the "Plan").

        The purpose of the Plan is to provide designated key executive employees of the Company with meaningful financial rewards for the accomplishment of financial and strategic objectives of the Company. Awards payable under the Plan are intended to constitute "performance-based compensation" under Section 162(m) of the Code and regulations promulgated thereunder, and the Plan shall be construed consistently with such intention.

Section 2. Definitions

        Unless the context requires otherwise, the following words, when capitalized, shall have the meanings ascribed below:

  (a)
  "Board" means the Board of Directors of the Company.

  (b)
  "Code" means the Internal Revenue Code of 1986, as amended.

  (c)
  "Committee" means the Compensation Committee of the Board of Directors.

  (d)
  "Company" means Safety Insurance Group, Inc.

  (e)
  "Covered Employee" shall have the meaning set forth in Section 162(m) of the Code.

  (f)
  "Participant" means (i) each Covered Employee and (ii) each other executive officer selected by the Committee to participate in the Plan.

  (g)
  "Performance Period" means the fiscal year of the Company or such other periods as may be designated by the Committee.

  (h)
  "Plan" means the Safety Insurance Group, Inc. Annual Performance Incentive Plan, as may be amended from time to time.

  (i)
  "Subsidiary" means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof.

Section 3. Administration

        The Plan shall be administered by the Compensation Committee of the Board of Directors. The Committee shall have responsibility to construe and interpret the Plan; provided, however, that in no event shall the Plan be interpreted in a manner which would cause any award to a Covered Employee to fail to qualify as performance-based compensation under Section 162(m) of the Code. The Committee shall establish the performance objectives for any Performance Period in accordance with Section 5 and certify whether such performance objectives have been achieved. Any determination made or decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the fullest extent permitted by law (but subject to the limitations on the discretion of the

Committee applicable to awards intended to qualify as performance-based compensation under Section 162(m) of the Code) be within the Committee's absolute discretion and shall be conclusive and binding on all persons, including the Company, its Subsidiaries, its stockholders, the Participants and their estates and beneficiaries.

        The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company) as it may deem desirable to assist with the administration of the Plan and may rely upon any opinion received from any such counsel, consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual's willful misconduct.

Section 4. Eligibility

        Eligibility under the Plan is limited to Participants designated by the Committee, in its sole and absolute discretion. In addition to Covered Employees, the Committee may designate as a Participant in the Plan any "executive officer" of the Company, as such term is defined in Rule 3b-7 of the Securities Exchange Act of 1934. Members of the Board who are not employees of the Company shall not be eligible to participate in the Plan.

Section 5. Determination of Incentive Awards

  (a)
  Designation of Participants, Performance Period and Performance Criteria.    On or before the end of the first 90 days of each Performance Period (or such other date as may be required or permitted under Section 162(m) of the Code), the Committee shall select the Participants to whom incentive awards shall be granted, designate the applicable Performance Period, establish the Target Incentive Bonus for each Participant, and establish the performance objective or objectives that must be satisfied in order for a Participant to receive an incentive award for such Performance Period. Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee:

  (i)
  net income,

  (ii)
  earnings before income taxes,

  (iii)
  earnings per share,

  (iv)
  return on shareholders equity,

  (v)
  expense management,

  (vi)
  profitability of an identifiable business unit or product,

  (vii)
  ratio of claims to revenues,

  (viii)
  revenue growth,

  (ix)
  earnings growth,

  (x)
  total shareholder return,

  (xi)
  cash flow,

  (xii)
  return on assets,

  (xiii)
  pretax operating income,

    (xiv)
    net economic profit (operating earnings minus a charge for capital),

    (xv)
    customer satisfaction,

    (xvi)
    agency satisfaction,

    (xvii)
    employee satisfaction,

    (xviii)
    quality of services,

    (xix)
    strategic innovation, or

    (xx)
    any combination of the foregoing.

  (b)
  Target Incentive Bonus.    Each Participant will have an incentive award opportunity (the "Target Incentive Bonus") that will be based on achieving the target performance objectives established by the Committee. The Target Incentive Bonus will be a percentage of the Participant's annual salary at the end of the Performance Period. If the performance objectives established by the Committee are met at the target level, the Participant will receive an incentive award equal to 100% of the Target Incentive Bonus.

  (c)
  Range of Incentive Payouts.    The incentive awards under this Plan can range between 50% and 150% of the Target Incentive Bonus; provided, however, that the maximum incentive award that may be paid to a Participant for any calendar year shall not exceed $1,200,000. This range will be associated with the actual performance achieved by the Participant and the Company as reviewed and approved by the Committee.

  (d)
  Determination of Performance.    The Participant will have a portion of his or her award linked to the financial and business performance of the Company and a portion linked to his or her individual performance and/or the performance of his or her corresponding business unit. The weighting and goals will be established by the Committee pursuant to Section 5(a) above; provided, however, that except with respect to award opportunities for the Chief Executive Officer (the "CEO") of the Company, the Committee may receive input from the CEO with respect to the foregoing.

  (e)
  Committee Certification and Approval of Awards.    As soon as reasonably practicable after the end of each Performance Period, the Committee will (i) determine whether the performance objectives for the Performance Period have been satisfied, (ii) determine the amount of the incentive award to be paid to each Participant for such Performance Period and (iii) certify such determination in writing. If the individual or Company does not meet the minimum performance requirements, the Participant will receive no incentive award for the specified Performance Period.

  (f)
  Committee Discretion.    Notwithstanding the foregoing, with respect to a Participant who is a Covered Employee, the Committee retains the discretion to reduce or eliminate the amount of the incentive award otherwise payable to such Participant under this Section 5. In addition, with respect to a Participant who is not a Covered Employee, the Committee retains the discretion to increase, reduce or eliminate the amount of the incentive award otherwise payable to such Participant under this Section 5.

  (g)
  Methodology for Determinations.    In making a determination under any part of this Section 5, the Committee shall give consideration to such factors as it deems appropriate, including, without limitation, the degree to which the established performance objectives have been obtained and whether the Participant has materially contributed to the overall results of the Company. To assist in making such determinations, the Committee may seek input from the CEO (except with respect to the CEO's own award) and may request such other advice and recommendations as it deems appropriate.

Section 6. Payment of Incentive Awards

  (a)
  General Rule.    Except as otherwise expressly provided hereunder, payment of any incentive amount determined under Section 5 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained. Any such payments shall be made in cash or, at the discretion of the Committee, in an equivalent value of shares of common stock of the Company.

  (b)
  Voluntary Deferral.    Notwithstanding Section 6(a), the Committee may permit a Participant to defer all or a portion of an incentive award otherwise payable pursuant to the Participant's timely and validly made election made in accordance with such terms as the Company, the Board or committee thereof may determine.

  (c)
  Change in Control.    Upon the occurrence of a Change in Control (as such term is defined in a Participant's employment agreement with the Company, or in the absence of such agreement, in the Safety Insurance Group, Inc. 2002 Management Omnibus Incentive Plan, as amended from time to time), all performance objectives for the then current Performance Period shall be deemed to have been achieved at target levels of performance and the Committee shall cause each Participant to be paid an amount in cash based on such assumed performance prorated for the Performance Period as soon as practicable but in no event later than 30 business days following the occurrence of such Change in Control.

Section 7. Termination of Employment

        Unless otherwise determined by the Committee, a Participant shall have no right to an incentive award under the Plan for any Performance Period in which the Participant is not actively employed by the Company or a Subsidiary on the last day of the Performance Period to which such award relates.

Section 8. Amendment or Termination of the Plan

        The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable to Covered Employees as performance-based compensation under Section 162(m). Notwithstanding the foregoing, no amendment, suspension, discontinuance or termination of the Plan shall adversely affect the rights of any Participant or beneficiary in respect of any award that the Committee has determined to be payable to a Participant in accordance with the terms hereof or as to any amounts awarded.

Section 9. General Provisions

  (a)
  Effective Date and Duration of the Plan.    The Plan shall be effective with respect to calendar years beginning on or after January 1, 2006, subject to approval of the Plan by the shareholders of the Company at the 2006 Annual Meeting. The Plan will remain in effect until such time as it shall be terminated by the Board, pursuant to Section 8 above.

  (b)
  Designation of Beneficiary.    Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participants death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a

    Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

  (c)
  No Right of Continued Employment.    Nothing contained in the Plan shall create any rights of employment in any Participant or in any way affect the right and power of the Company to discharge any Participant or otherwise terminate the Participant's employment at any time with or without cause or to change the terms of employment in any way.

  (d)
  No Limitations on Corporate Actions.    Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action (including, without limitation, making provision for the payment of other incentive compensation, whether payable in cash or otherwise, or whether pursuant to a plan or otherwise) which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company as a result of any such action.

  (e)
  No Right to Specific Assets.    Nothing contained in the Plan (including, without limitation, the provisions of Section 6 hereof) shall be construed to create in any Participant or beneficiary any claim against, right to or lien on any particular assets of the Company or to require the Company to segregate or otherwise set aside any assets or create any fund to meet any of its obligations hereunder.

  (f)
  No Contractual Right to Incentive.    Nothing in this Plan shall be construed to give any Participant any right, whether contractual or otherwise, to receive any incentive with respect to any Performance Period unless and until the Committee shall have expressly determined that such a Participant is entitled to receive such an award pursuant to the terms of the Plan.

  (g)
  Non-alienation of Benefits.    Except as expressly provided herein, no Participant or beneficiary shall have the power or right to sell, transfer, assign, pledge or otherwise encumber the Participant's interest under the Plan.

  (h)
  Withholding.    Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company is required at law to deduct and withhold from such payment.

  (i)
  Severability.    If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

  (j)
  Governing Law.    To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the state of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

  (k)
  Code Section 409A Compliance.    To the extent applicable, it is intended that this Plan and any incentive awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service ("Section 409A"). Any provision that would cause the Plan or any incentive award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

 Safety Insurance Group, Inc.
Annual Performance Incentive Plan
Amendment

        This Amendment (this "Amendment") to the Safety Insurance Group, Inc. Annual Performance Incentive Plan (the "Plan") is adopted as of December 31, 2008 by the Board of Directors of Safety Insurance Group, Inc. (the "Company").

        WHEREAS, the Company maintains the Plan, and pursuant to Section 8 of the Plan, the Board of Directors of the Company may amend, suspend, discontinue or terminate the Plan at any time; and

        WHEREAS, the Board of Directors of the Company desires to amend the Plan.

        NOW, THEREFORE, the Plan is hereby amended by this Amendment, effective as of December 31, 2008, as follows:

  4.
  The following shall be added to the end of Section 6(a):

    "Notwithstanding the foregoing, any payment under the Plan shall be made no later than March 15 of the calendar year following the calendar year in which the Committee certifies that one or more of the applicable performance objectives have been attained."

  5.
  Except as expressly set forth in this Amendment, the Plan shall remain unchanged and in full force and effect.

 Proxy—SAFETY INSURANCE GROUP, INC.

20 CUSTOM HOUSE STREET
BOSTON, MASSACHUSETTS 02110
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Safety Insurance Group, Inc. hereby appoints David F. Brussard and William J. Begley, Jr. (each with power to act without the other and with power of substitution) as proxies to represent the undersigned at the 2011 Annual Meeting of the common shareholders of Safety Insurance Group, Inc. to be held at 10:00 a.m. on Friday, May 20, 2011 and at any postponement or adjournment thereof, with all the power the undersigned would possess if personally present, and to vote all shares of common stock which the undersigned may be entitled to vote at said meeting, hereby revoking any proxy heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, IT IS THE INTENTION OF THE PROXIES TO VOTE FOR THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Using a black ink pen, mark your votes with an X as shown in
this example. Please do not write outside the designated areas.    ☒

Annual Meeting Proxy Card

A. Election of Directors The Board of Directors recommends a vote FOR the nominees listed: 1. ELECTION OF TWO CLASS III DIRECTORS TO SERVE A THREE YEAR TERM EXPIRING IN 2014.
	For	Withhold		For	Withhold
01—David F. Brussard	☐	☐	02—A. Richard Caputo, Jr.	☐	☐
B. Other Proposals The Board of Directors recommends a vote FOR Proposals 2, 3, 4, and 5 and a vote of THREE YEARS on Proposal 6.

	For	Against	Abstain
2. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.	☐	☐	☐
	For	Against	Abstain
3. APPROVAL OF THE MATERIAL TERMS OF THE 2002 MANAGEMENT OMNIBUS INCENTIVE PLAN.	☐	☐	☐
	For	Against	Abstain
4. APPROVAL OF THE MATERIAL TERMS OF THE ANNUAL PERFORMANCE INCENTIVE PLAN.	☐	☐	☐
	For	Against	Abstain
5. ADVISORY VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐
1 Yr	2 Yrs	3 Yrs	Abstain
6. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION. ☐	☐	☐	☐

D.    Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign exactly as your name or names appear herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.